                                                                   EXHIBIT (4)h

________________________________________________________________________________




                                 STEPAN COMPANY

                 _____________________________________________

                 $10,000,000 7.69% Promissory Notes, Series A,
                               Due June 30, 2005
                                      and
                 $30,000,000 7.77% Promissory Notes, Series B,
                               Due June 30, 2010
                 _____________________________________________

                                 LOAN AGREEMENT

                           Dated as of June 15, 1995

                               TABLE OF CONTENTS
                             (not part of Agreement)
                             -----------------------

SECTION                                                              HEADING                                                 PAGE
LOAN AGREEMENT  I
      Section 1.              The Notes and Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
      Section 2.              Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      Section 3.              Acquisition for Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
      Section 4.              Conditions of Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
      Section 5.              Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
      Section 6.              Method and Place of Payment of Principal, Premium and Interest  . . . . . . . . . . . . . . . . 12
      Section 7.              Statements, Reports and Certificates to be Delivered by the Company . . . . . . . . . . . . . . 12
      Section 8.              Registered Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
      Section 9.              Payments of Certain Expenses by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . 16
      Section 10.             Survival of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
      Section 11.             No Oral Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
      Section 12.             Communications and Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
      Section 13.             Law Governing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
      Section 14.             Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Signature Page  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
PROMISSORY NOTES - EXHIBIT A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
      Section 1.              The Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
      Section 2.              Exchanges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
      Section 3.              Payments to Registered Holder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      Section 4.              Prepayment of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                 (A)          Required Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                 (B)          Optional Prepayments without Premium  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                 (C)          Optional Prepayment with Premium  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                 (D)          Prepayment on Failure of Holders to Consent to Change of Control  . . . . . . . . . . . . . . .  4
      Section 5.              Partial Prepayments to be Pro Rata where More than One Series A Note Outstanding  . . . . . . .  5


      Section 6.              Notice of Prepayment and Other Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
                 (A)          Prepayment Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
                 (B)          Mailing of Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
      Section 7.              Notes Due and Interest Ceases on Prepayment Date; Evidence of Partial Prepayment; New Notes . .  6
      Section 8.              Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                 (A)          Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                 (B)          Payment of Principal, Premium and Interest  . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                 (C)          Maintenance of Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                 (D)          Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                 (E)          Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                 (F)          Payment of Taxes, Assessments, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                 (G)          Payment of Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                 (H)          Keeping of Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                 (I)          Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                 (J)          Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                 (K)          Notice of Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
      Section 9.              Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                 (A)          Limitations on Funded Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                 (B)          Limitations on Restricted Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                 (C)          Limitations on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
                 (D)          Limitations on Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
                 (E)          Limitation on Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
                 (F)          Limitation on Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
                 (G)          Limitations on Dispositions of Stock or Indebtedness of Restricted Subsidiaries . . . . . . . . 16
                 (H)          Maintenance of Consolidated Current Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . 17
                 (I)          Limitations on Mergers, Consolidations and Sales of Assets  . . . . . . . . . . . . . . . . . . 17
                 (J)          Limitations on Sale-and-Leasebacks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
                 (K)          Limitation on Rentals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
                 (L)          Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
                 (M)          Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
      Section 10.             Consents, Waivers and Modifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
      Section 11.             Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
      Section 12.             Events of Default and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
      Section 14.             Loss, Theft, Destruction or Mutilation of Note  . . . . . . . . . . . . . . . . . . . . . . . . 30
      Section 15.             Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
      Section 16.             Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
      Section 17.             Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31


PROMISSORY NOTES - EXHIBIT B  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
      Section 1.              The Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
      Section 2.              Exchanges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
      Section 3.              Payments to Registered Holder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      Section 4.              Prepayment of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                 (A)          Required Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                 (B)          Optional Prepayments without Premium  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                 (C)          Optional Prepayment with Premium  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                 (D)          Prepayment on Failure of Holders to Consent to Change of Control  . . . . . . . . . . . . . . .  4
      Section 5.              Partial Prepayments to be Pro Rata where More than One Series B Note Outstanding  . . . . . . .  5
      Section 6.              Notice of Prepayment and Other Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
                 (A)          Prepayment Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
                 (B)          Mailing of Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
      Section 7.              Notes Due and Interest Ceases on Prepayment Date; Evidence of Partial Prepayment; New Notes . .  6
      Section 8.              Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                 (A)          Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                 (B)          Payment of Principal, Premium and Interest  . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                 (C)          Maintenance of Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                 (D)          Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                 (E)          Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                 (F)          Payment of Taxes, Assessments, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                 (G)          Payment of Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                 (H)          Keeping of Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                 (I)          Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                 (J)          Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                 (K)          Notice of Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
      Section 9.              Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                 (A)          Limitations on Funded Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                 (B)          Limitations on Restricted Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                 (C)          Limitations on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
                 (D)          Limitations on Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
                 (E)          Limitation on Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
                 (F)          Limitation on Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
                 (G)          Limitations on Dispositions of Stock or Indebtedness of Restricted Subsidiaries . . . . . . . . 16
                 (H)          Maintenance of Consolidated Current Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . 16


                 (I)          Limitations on Mergers, Consolidations and Sales of Assets  . . . . . . . . . . . . . . . . . . 16
                 (J)          Limitations on Sale-and-Leasebacks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
                 (K)          Limitation on Rentals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
                 (L)          Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
                 (M)          Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
      Section 10.             Consents, Waivers and Modifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
      Section 11.             Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
      Section 12.             Events of Default and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
      Section 13.             No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
      Section 14.             Loss, Theft, Destruction or Mutilation of Note  . . . . . . . . . . . . . . . . . . . . . . . . 30
      Section 15.             Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
      Section 16.             Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
      Section 17.             Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

                           Description of Properties,
                     Subsidiaries, Pending Litigation, etc.
                         (Exhibit C to Loan Agreement)

Stepan Company                                                   Loan Agreement



                                 STEPAN COMPANY
                            Edens at Winnetka Avenue
                          Northfield, Illinois  60093

                                 LOAN AGREEMENT

                                                       Dated as of June 15, 1995

To the Institution Listed
on Schedule I Attached Hereto
Which is a Signatory to This
Agreement


Ladies and Gentlemen:

         The undersigned, Stepan Company, a Delaware corporation (herein called the "Company"), agrees with you as follows:

             Section 1.     The Notes and Commitment;.

          (A) Authorization and Description of Notes. The Company proposes to authorize borrowings in the aggregate principal amount of $40,000,000, such borrowings to be evidenced by two series of Promissory Notes (herein collectively called "Notes") of the Company as follows:

                  (a) $10,000,000 aggregate principal amount of 7.69% Promissory Notes, Series A of the Company (the "Series A Notes"), to be dated as of the date of issue, to bear interest from such date at the rate of 7.69% per annum payable semi-annually on the thirtieth day of each June and December in each year (commencing on the first of such dates after the date hereof), to be expressed to mature on June 30, 2005 and to have the other terms and provisions and to be substantially in the form attached to this agreement as Exhibit A; and

                  (b) $30,000,000 aggregate principal amount of 7.77% Promissory Notes, Series B of the Company (the "Series B Notes"), to be dated as of the date of issue, to bear interest from such date at the rate of 7.77% per annum payable semi-annually on the thirtieth day of each June and December in each year (commencing on the first of such dates after the date hereof), to be expressed to mature on June 30, 2010 and to have the other terms and provisions and to be substantially in the form attached to this agreement as Exhibit B.

Stepan Company                                                  Loan Agreement



         The term "Notes" as used in this agreement shall include each promissory note, regardless of series, delivered under this agreement and the other agreements referred to in paragraph (C) of this section 1, and each promissory note delivered in substitution or exchange for any such promissory note, and, where applicable, shall include the singular number as well as the plural. The term "Note" shall mean one of the Notes. Each term defined in Exhibits A and B shall have such defined meaning for the purpose of this agreement unless this agreement otherwise requires.

          (B) The Loans and Closing Dates. Subject to the terms and conditions of this agreement and on the basis of the representations and warranties hereinafter set forth, the Company hereby agrees to borrow from you, and you hereby agree to lend to the Company, on June 30, 1995, or such other date as shall be mutually agreed upon (the "Closing Date"), the aggregate principal amounts to be evidenced by Notes of the designated series all as set forth opposite your name on Schedule I. The loans will be made at the offices of Chapman and Cutler, 111 W. Monroe Street, Chicago, Illinois 60603, at 11:00 A.M. Chicago time on the Closing Date in Federal or other funds current and immediately available at The First National Bank of Chicago (ABA No. 071000013), One First National Plaza, Chicago, Illinois 60670, against delivery of Notes of the respective series indicated on Schedule I in the aggregate principal amount of the loans then scheduled to be made.

         The Notes to be delivered to you on the Closing Date will be in the form of one Note for each series, in the aggregate principal amount of the loan specified to be made by you on such Closing Date, registered in your name or in the name of such nominee all as you may specify at any time prior to the date fixed for delivery.

          (C) Other Agreements. Simultaneously with the execution and delivery of this agreement, the Company is entering into substantially identical agreements with the other lenders listed on Schedule I under which such other lenders agree to lend to the Company the principal amounts set opposite such lenders' names in Schedule I and your obligations and the obligations of the Company hereunder are subject to the execution and delivery of substantially identical agreements by the other lenders. The obligations of each lender shall be several and not joint and no lender shall be liable or responsible for the acts of any other.

             Section 2.     Representations and Warranties;.

         The Company represents and warrants that:

                  (A) Financial Statements. The consolidated balance sheets of the Company and its subsidiaries for the last five fiscal years of the Company ending December 31, 1994, and the consolidated statements of income and changes in financial position or

Stepan Company                                                   Loan Agreement



         cash flows of the Company and its subsidiaries for such fiscal years, including in each case the related schedules and notes, all accompanied by the opinion of Arthur Andersen & Co., independent certified public accountants, and the consolidated balance sheet of the Company and its subsidiaries for the fiscal quarter of the Company ending March 31, 1995, and the consolidated statements of income and cash flows of the Company and its subsidiaries for such three month period, copies of all of which balance sheets and statements have heretofore been delivered to you, were prepared in accordance with good accounting practice consistently applied throughout the periods involved, are correct and complete and fairly present the financial position and results of operations of the Company and its subsidiaries for each such fiscal year and, subject to year end audit, for such quarterly fiscal period. There has been no change in the financial condition of the Company and its subsidiaries as shown on its latest audited consolidated balance sheet, other than changes in the ordinary course of business which have not, in the aggregate, been materially adverse.

                  (B) Business. You have heretofore been furnished with copies of (x) the annual report as filed with the Securities and Exchange Commission on Form 10-K for year ended December 31, 1994 (the "10-K") which generally sets forth the business conducted and proposed to be conducted by the Company and its subsidiaries and (y) the quarterly report as filed with the Securities and Exchange Commission on Form 10-Q for the quarterly fiscal period ended March 31, 1995 (the "10-Q").

                  (C) Properties and Subsidiaries. Exhibit C to this agreement correctly sets forth (1) a brief description of the properties (including material leaseholds) of the Company, (2) the jurisdiction or jurisdictions in which the Company is incorporated or owns property or conducts its business, and a statement as to whether the Company is qualified or licensed as a foreign corporation in each jurisdiction, other than the jurisdiction of its incorporation, in which it owns property or conducts business, (3) a list of the subsidiaries of the Company showing in each case the number of shares of stock of each class outstanding and the shares of each class as of the date hereof owned by the Company, and (4) a list of the subsidiaries of the Company which the Company hereby designates as restricted subsidiaries pursuant to paragraph (U) of section 11 of the Notes.

                  (D) No Material Adverse Changes. Since December 31, 1994 neither the business or operations of the Company or any of its subsidiaries nor the properties or assets of the Company and its subsidiaries, taken as a whole, have been materially and adversely affected in any way as the result of any act or event, including, without

Stepan Company                                                 Loan Agreement



         limitation: fire, explosion, flood, drought, storm, earthquake, accident or act of God; strike, lockout, combination of workmen or other disturbance; riot, atomic explosion, activity of armed forces or of the public enemy; or embargo, nationalization, condemnation, requisition or taking of property or cancellation or modification of contracts by any domestic or foreign government.

                  (E) No Pending Material Litigation or Proceedings. There are no actions, suits or proceedings pending or, to the best knowledge and belief of the Company, threatened against or affecting the Company, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may result in any material adverse change in the business, properties or assets or in the condition, financial or otherwise, of the Company. The Company is not (1) in default with respect to any order, writ, injunction or decree of any court or (2) in default in any material respect under any order, regulation (including but not limited to any environmental regulation), permit, license or demand of any federal, state, municipal or other governmental agency, the consequences of which would materially and adversely affect the business, properties or assets or the condition, financial or otherwise, of the Company.

                  (F) Valid Organization and Good Standing of the Company. The Company is a duly and validly organized and existing corporation in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and in good standing as a foreign corporation in all other jurisdictions where the ownership or leasing of property or the nature of business transacted makes such qualification necessary, and is entitled to own its properties and assets, and to carry on its business, all as, and in the places where, such properties and assets are now owned or operated or such business is now conducted or presently proposed to be conducted. The Company does not own any real property located outside of its jurisdiction of incorporation or jurisdictions in which it is duly qualified to do business as a foreign corporation and is not doing business outside of such jurisdictions of a character which would require such qualification. The Company has made payment of all franchise and similar taxes in its jurisdiction of incorporation, and in all of the respective jurisdictions in which it is qualified as a foreign corporation, insofar as such taxes are due and payable at the date of this agreement, except for any such taxes the validity of which is being contested in good faith and for which proper reserves have been set aside on the books of the Company.

                  (G) Title to Real and Personal Property. The Company has good and marketable fee title to all the real property, and good and marketable title to all other

Stepan Company                                               Loan Agreement



         material property and assets, reflected in the consolidated balance sheet as of December 31, 1994, referred to in paragraph (A) above, or purported to have been acquired by the Company subsequent to such date, except property and assets sold or otherwise disposed of subsequent to such date in the ordinary course of business and except for title defects permitted by paragraph (C) of section 9 of the Notes. The real property and other material property and assets of the Company are free from any liens, security interests or other encumbrances securing indebtedness which arose through borrowings and from any other liens, security interests or other encumbrances which are substantial in amount, or which affect or impair the operations of the Company, or which have arisen other than in the ordinary course of the business of the Company, except as may be permitted by paragraph
         (C) of section 9 of the Notes. No financing statement under the Uniform Commercial Code which names the Company or any of its subsidiaries as debtor has been filed in any jurisdiction, and neither the Company nor any of such subsidiaries has signed any financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except as may be permitted by paragraph (C) of section 9 of the Notes.

                  (H) Patents and Other Rights. The Company possesses all patents, patent rights or licenses, trademark rights, trade names, trade name rights and copyrights which are required to conduct its business as now conducted without known conflict with the rights of others.

                  (I) No Leases or Title Retention Agreements Affecting Balance Sheet Values; Status of any Other Leases. None of the assets or property the value of which is reflected in the consolidated balance sheet as of December 31, 1994, referred to in paragraph (A) above, is held by the Company as lessee under any lease or as conditional vendee under any conditional sale contract or other title retention agreement, other than capitalized leases included on such consolidated balance sheet and leasehold improvements on leased property in an aggregate amount (net after subtracting the reserve for amortization with respect to such leasehold improvements) not exceeding $200,000. The Company enjoys peaceful and undisturbed possession of the premises occupied under all of the leases under which it is operating, none of which contains any unusual or burdensome provisions that will materially affect or impair the operations of the Company. All of such leases are valid, subsisting and in full force and effect.

                  (J) No Adverse Contracts or Restrictions. The Company is not a party to, or bound by, any contract or agreement or instrument, or subject to any charter or

Stepan Company                                             Loan Agreement



         other corporate restriction, materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise.

                  (K) Transaction is Legal and Authorized; No Legal Restrictions on Performance. The issuance of the Notes and compliance by the Company with all of the provisions of this agreement and the Notes _

                           (i)    are within the corporate powers of the
                 Company; and

                          (ii) will, on or prior to the Closing Date, have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the corporate charter or by-laws of the Company or otherwise), and the agreement and the Notes will, upon execution and delivery by the Company on the Closing Date, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms.

                 Neither the execution and delivery of this agreement, the consummation of the transactions contemplated hereby, the fulfillment of its terms, nor compliance with its terms and conditions and with the terms and provisions of the Notes, will conflict with or result in a breach of any of the terms, conditions or provisions of any corporate restriction or of any indenture, mortgage, deed of trust, pledge, bank loan, credit agreement, corporate charter, by-laws or other agreement or instrument to which the Company is now a party or by which it or its properties may be bound or affected, or any judgment, order, writ, injunction, decree or demand of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or constitute a default under any of the foregoing, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Company under the terms or provisions of any of the foregoing. The Company is not in default in the performance, observance or fulfillment of any of the obligations, covenants and conditions contained in any indenture or other agreement creating, evidencing or securing indebtedness of the Company or pursuant to which any such indebtedness is or may be issued, or contained in any other agreement or instrument to which the Company is a party or by which the Company or its properties may be bound or affected.

                  (L) Compliance with Statutes and Regulations. The Company and its subsidiaries have complied with all applicable statutes and regulations of the United States of America and of all foreign countries having jurisdiction, and of any state,

Stepan Company                                              Loan Agreement



         province, municipality, agency or other governmental unit of any thereof, in respect of the conduct of their respective businesses and ownership of their respective properties (including, without limitation, applicable statutes, regulations, orders and restrictions relating to equal employment opportunities and environmental standards or controls). No governmental consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this agreement and the Notes.

                  (M) Tax Status. All domestic and foreign tax returns and reports of the Company and its subsidiaries relating to taxes based on or measured by income or revenues, and all other tax returns and reports of the Company and its subsidiaries, required to be filed have been duly filed. The Company and its subsidiaries have paid or adequately provided for the payment of (i) all taxes shown as due on the returns and reports filed by any of them or pursuant to any assessment received by any of them (and the Company knows of no proposed assessment of additional taxes or any basis therefor) and
         (ii) all other taxes, assessments, fees and governmental charges upon the Company and its subsidiaries and upon their respective properties, assets, income and franchises, except for such taxes, assessments, fees and charges, if any, which are being contested in good faith and as to which adequate reserves have been provided. The United States income tax liabilities of the Company and its subsidiaries have been finally determined by the Internal Revenue Service and satisfied for all fiscal years up to and including the fiscal year ended December 31, 1992. The Internal Revenue Service has reviewed all of the Federal tax returns of the Company and its subsidiaries for the fiscal years up to and including the fiscal year ending December 31, 1992. All agreed-to adjustments and interest thereon have been paid.

                 No waiver of the applicable statute of limitations has been given and is in effect with respect to any United States tax return required to be filed by the Company or any of its subsidiaries.

                  (N) Absence of Foreign or Enemy Status, Investment Company Act and Public Utility Holding Company Act. Neither the issuance of the Notes nor the use of the proceeds of the loans evidenced thereby as contemplated herein will result in a violation of any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order in connection therewith. The Company is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, and neither the Company, nor any of its

Stepan Company                                                Loan Agreement



         subsidiaries, is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                  (O) Federal Reserve Board Regulations. Neither the Company nor any of its subsidiaries owns any "margin stock" as such term is defined in Regulation G of the Board of Governors of the Federal Reserve System (12 CFR Part 207), as amended, except margin stock owned or which may be acquired by the Company or its subsidiaries which does not and would not in the aggregate constitute a substantial part of the consolidated assets of the Company and its subsidiaries within the meaning of Section 207.2(i) of the aforesaid Regulation G, and the Company will not use, or permit any of its subsidiaries to use, any part of the proceeds from the loan to be made under this agreement, (1) directly or indirectly, to purchase or carry any such stock (except for shares of the Company acquired by the Company in connection with its stock option plans, deferred management compensation plans or other publicly announced stock purchase plans) or to reduce or retire any indebtedness originally incurred to purchase any such stock (except as noted above) within the meaning of such Regulation, (2) so as to involve the Company or any of its subsidiaries in a violation of Regulation G, T, U or X of such Board (12 CFR Parts 220, 221 and 224), or (3) for any other purpose not permitted by Section 7 of the Securities Exchange Act of 1934, as amended, or any of the rules and regulations respecting the extension of credit promulgated thereunder.

                  (P) Exempt Status of Transaction under Securities Act and Representations of Company Relating Thereto. The Company has not, either directly or through any agent, offered all or any part of the loan to be made by you under this agreement or any of the Notes to, or solicited any offers to make all or any part of such loan or to acquire any of the Notes from, or otherwise approached or negotiated or communicated in respect of all or any part of such loan or any of the Notes with, any person other than you and not more than two other institutional investors each of whom was offered a portion of the Notes at a private sale for investment. Neither the Company nor any agent on its behalf will offer to obtain all or any part of such loan from, or offer any of the Notes to, or solicit any offers to make all or any part of such loan or acquire any of the Notes from, or otherwise approach, negotiate or communicate in respect of any part of such loan or any of the Notes with, any person or persons so as thereby to bring the obtaining of such loan by the Company and the delivery of the Notes within the registration provisions of the Securities Act of 1933, as amended.

Stepan Company                                            Loan Agreement



                  (Q) Disclosure. Neither this agreement, the 10-K, the 10-Q nor the financial statements referred to in paragraph (A) of this section 2, nor any certificate or statement furnished to you on behalf of the Company in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein in light of the circumstances under which they were made not misleading. There is no fact which materially adversely affects, or in the future may (so far as the Company can now foresee) materially adversely affect, the business prospects or financial condition of the Company or any of its properties or assets which has not been set forth herein or in a certificate or statement in writing furnished to you by the Company.

                  (R) Employee Retirement Income Security Act of 1974. The consummation of the transactions herein provided for and compliance by the Company with the provisions of this agreement and the Notes issued hereunder will not involve any prohibited transaction within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code. No "employee pension benefit plans", as defined in ERISA ("Plans"), maintained by the Company, nor any trusts created thereunder, have incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed, as of January 1, 1995, the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits by an amount in excess of $100,000.

                  (S) Compliance with Environmental Laws. The Company complies with all applicable Federal, state and local laws, statutes, rules, regulations and ordinances relating to public health, safety or the environment including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons), to exposure to toxic, hazardous or other controlled, prohibited or regulated substances, to the transportation, storage, disposal, management or release of gases or liquid substances, the failure to comply with which could have a materially adverse effect on the Company, its subsidiaries, their business and properties, taken as a whole. The Company does not know of any liability of the Company or any subsidiary under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986

Stepan Company                                               Loan Agreement



         (42 U.S.C. Section 9601 et seq.) which could have a material adverse effect on the Company and its subsidiaries on a consolidated basis.

             Section 3.     Acquisition for Investment;.

         The Company makes this agreement with you in reliance upon your representation to the Company, which by your acceptance of this agreement you confirm, that you are acquiring the Notes which are the subject matter of this agreement for your own account for the purpose of investment and not with a view to the distribution of such Notes, but subject nevertheless to any requirement of law that the disposition of your property shall at all times be and remain within your control. You further represent that (i) you are acquiring the Notes for your own account and with your general corporate assets and not with the assets of any separate account in which any employee benefit plan has any interest, and (ii) as used in this section, the terms "separate account" and "employee benefit plan" shall have the respective meanings assigned to them in ERISA.

             Section 4.     Conditions of Closing;.

         Your obligation to make the loans provided for in section 1 above shall be subject to the performance by the Company prior to or on the Closing Date of all of its agreements theretofore to be performed under this agreement, to the accuracy of its representations and warranties contained in this agreement and to the satisfaction, prior to or concurrently with the making of such loans on the Closing Date, of the following further conditions:

                  (A) Opinion of Special Counsel. You shall have received on the Closing Date from Chapman and Cutler, who are acting as special counsel for you in connection with this transaction, an opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

                           (1)    the Company is a corporation, validly
                 existing and in good standing under the laws of the State of Delaware and has the corporate power and the corporate authority to execute and deliver this Agreement and to issue the Notes;

                           (2) this agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of

Stepan Company                                               Loan Agreement



                 whether application of such principles is considered in a proceeding in equity or at law);

                           (3) the Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether application of such principles is considered in a proceeding in equity or at law);

                           (4) it is not necessary, in connection with the obtaining of such loans from you and the execution and delivery of the Notes to you under the circumstances contemplated by this agreement, to register such Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect of such Notes under the Trust Indenture Act of 1939, as amended;

                           (5)    the legal opinion referred to in paragraph
                 (B) of this section 4 is satisfactory in form and scope to such special counsel and, in their opinion, you are justified in relying thereon; and

                           (6)    such other matters incident to the
                 transactions contemplated by this agreement as you may request.

                  (B) Opinion of Counsel to Company. You shall have received on the Closing Date from Jeffrey W. Bartlett, Esq., General Counsel for the Company, an opinion, dated the Closing Date, in form and substance satisfactory to you, as to all matters specified in clauses (2) to (4), inclusive, of paragraph (A) of this section 4, and to the effect that:

                           (1) the Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with full power and authority to carry on the business and to own the properties described in Exhibit C, to enter into this agreement, to borrow money as contemplated by it, to issue the Notes and to carry out the provisions of this agreement and the Notes;

                           (2) the Company is duly qualified as a foreign corporation to do business and is in good standing in each of the jurisdictions in which it is

Stepan Company                                                 Loan Agreement



                 required to be qualified to do business as a foreign corporation as stated in Exhibit C;

                           (3) there is no charter, by-law or preferred or common stock provision, nor any statute, rule or regulation binding on the Company, nor (to the best knowledge and belief of such counsel) any indenture, contract or other agreement to which the Company is a party or by which the Company or its properties is or may be bound, which would be contravened by the execution and delivery of this agreement or of the Notes or by the performance of any term, provision, condition, agreement, covenant or obligation of the Company contained herein or therein;

                           (4) neither the borrowing pursuant hereto nor the use by the Company of all or any portion of the proceeds of the loan in accordance with section 5 hereof will violate
                 Section 7 of the Securities Exchange Act of 1934, as amended, or applicable regulations thereunder including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System (12 CFR. Chapter II);

                           (5) except as set forth in the 10-K or in Exhibit C attached hereto, there are no actions, suits or proceedings pending or, to the best knowledge and belief of such counsel, threatened against or affecting the Company, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, an adverse determination with respect to which may result in any material adverse change in the business, properties, assets or condition, financial or otherwise, of the Company;

                           (6) no order, permission, consent or approval of any federal or state commission, board or regulatory body is required as a condition to the lawful execution and delivery of this agreement or of such Notes; and

                           (7)    such other matters incident to the
                 transactions contemplated by this agreement as you may request.

                  (C)     Certificate as to Representations and Warranties.
         The representations and warranties of the Company contained in section 2 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; and the Company shall have delivered to

Stepan Company                                                  Loan Agreement



         you on the Closing Date a certificate, dated the Closing Date, signed by the President, a Vice President or the Treasurer of the Company to such effect.

                  (D) Related Transactions. Concurrently with the consummation of the loans and the issuance of the Notes on the Closing Date, the Company shall consummate all of the loans and the issue of the Notes in the aggregate principal amount scheduled for such Closing Date pursuant to this agreement and the other agreements referred to in paragraph (C) of section 1 hereof.

                  (E) Legality of Investment. The making of the loans provided for in section 1 on the Closing Date and the acquisition of the Notes evidencing the same shall qualify as a legal investment for you under all laws applicable to investments by you (without resort to any so-called basket provisions of such laws) and you shall have received such certificates, or such other evidence as you may reasonably request, to establish compliance with this condition.

                  (F) No Material Change in Management or Business. There shall not have been since December 31, 1994 any material change in the management, control or nature of the business of the Company and, to the best knowledge and belief of the Company, no such change shall be pending and the Company shall have delivered to you on the Closing Date a certificate, dated such Closing Date, signed by the President, a Vice President or the Treasurer of the Company to such effect.

                  (G) Compliance with Certain Provisions and Related Certificate. The Company shall not have taken or suffered to be taken any action which it would have been prohibited from taking or suffering to be taken, and shall not have omitted or permitted the omission of any action which it would have been required to take or cause to be taken, if promissory notes in the forms of Exhibits A and B had at all times since the date of this agreement been binding and effective instruments; and the Company shall have delivered to you on the Closing Date a certificate, dated such Closing Date, signed by the President, a Vice President or the Treasurer of the Company, to such effect.

                  (H) Proceedings and Documents. All proceedings to be taken in connection with the transactions contemplated by this agreement and all documents incident to such transactions shall be satisfactory in form and substance to you and your special counsel; and you shall have received all documents which you and your special counsel may reasonably have requested in connection with such transactions, including copies of records of all corporate proceedings in connection with such

Stepan Company                                                  Loan Agreement


         transactions, and compliance with the conditions set forth in this section 4, satisfactory in form and substance to you and your special counsel.

             Section 5.     Use of Proceeds;.

         The Company will use the proceeds derived by it from the $40,000,000 aggregate principal amount of the loans obtained by the Company under this agreement and the agreements similar hereto to repay $40,000,000 aggregate principal amount of outstanding indebtedness of the Company.

             Section 6. Method and Place of Payment of Principal, Premium and Interest;.

         Notwithstanding anything to the contrary in this agreement or the Notes, in the case of any Note owned by you or your nominee or owned by any other institutional holder who has given written notice to the Company requesting that the provisions of this section shall apply, the Company will promptly and punctually pay when due the principal thereof and premium, if any, and interest thereon, without any presentment thereof directly to you or such nominee or subsequent holder at your address set forth in Schedule I or at such other address as you or such subsequent holder may from time to time designate in writing to the Company or, if a bank account is designated for you on
Schedule I hereto or in any written notice to the Company from you or any such subsequent holder, the Company will make such payments in immediately available funds to such bank account before 12:00 Noon, New York time, marked for attention as indicated, or in such other manner or to such other account of yours or such holders in any bank in the United States as you or any such subsequent holder may from time to time direct in writing. The holder of any Notes to which this paragraph applies agrees that in the event it shall sell or transfer any such Notes (i) it will, prior to the delivery of such Notes (unless it has already done so), make a notation thereon of all principal, if any, prepaid on such Notes and will also note thereon the date to which interest has been paid on such Notes, and (ii) it will promptly notify the Company of the name and address of the transferee of any Notes so transferred. With respect to Notes to which this paragraph applies, the Company shall be entitled to presume conclusively that the original or such subsequent institutional holder as shall have requested the provisions hereof to apply to its Notes remains the holder of such Notes until (y) the Company shall have received notice of transfer of such Notes, and of the name and address of the transferee, or (z) such Notes shall have been presented to the Company as evidence of the transfer. Payments made in accordance with this Section 6 shall relieve the Company from all liability to make such payments.

             Section 7. Statements, Reports and Certificates to be Delivered by the Company;.

Stepan Company                                                 Loan Agreement




         From the date of this agreement to the date on which you first acquire any Note under this agreement, and thereafter the Company will deliver to you, so long as you are the holder of any Note, and to each other institutional holder of then outstanding Notes (in duplicate if so requested) the following:

                  (A) Quarterly Financial Statements. As soon as reasonably possible, and in any event within 60 days after the close of each of the first three fiscal quarters of the Company, (1) the balance sheet of the Company as of the end of such quarter, setting forth in comparative form the corresponding figures for the corresponding quarter of the preceding fiscal year, and (2) the statements of income, stockholders' equity and cash flows of the Company for such quarter and for the portion of the fiscal year ended with such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, all in reasonable detail (and prepared on a consolidated basis under the circumstances set forth in the first grammatical paragraph following paragraph (G) of this section 7) and certified as complete and correct by a principal financial officer of the Company, subject to year-end audit.

                  (B) Annual Reports and Financial Statements. As soon as reasonably possible, and in any event within 90 days after the close of each fiscal year of the Company, (1) the balance sheet of the Company as of the end of such fiscal year, setting forth in comparative form the corresponding figures as of the end of the preceding fiscal year, and (2) the statements of income, stockholders' equity and cash flows of the Company for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year. Such balance sheet and statements shall be prepared in reasonable detail and in accordance with good accounting practice and shall be prepared on a consolidated basis under the circumstances set forth in the first grammatical paragraph following paragraph (G) of this section 7; and such balance sheets and statements shall be accompanied by an opinion of independent public accountants of recognized national standing selected by the Company, which opinion shall state that such financial statements were prepared in accordance with generally accepted accounting principles. In addition, such accountants will furnish to you a letter stating that in making their examination of such financial statements nothing came to their attention which caused them to believe that there was any default by the Company in the performance or observance of any covenant, condition or agreement of the Company contained in sections 8 or 9 of the Notes insofar as such covenants, conditions or agreements pertain to accounting matters, provided that if in the course of their regular auditing procedure such accountants become aware of any other type of default, they shall disclose the same but such accountants shall have no responsibility for ascertaining the existence

Stepan Company                                                 Loan Agreement



         of any such default. The Company agrees to supply you promptly with a copy of any letter, certificate or other writing supplied by its independent public accountants to any other person pertaining to whether such accountants have cause to believe that there has been any default by the Company under any other agreement or evidence of indebtedness.

                  (C) Certificate as to Certain Financial Information. Within 90 days after the close of each fiscal year of the Company, and in any event not later than the time of delivery of the statements furnished pursuant to paragraph (B) of this section 7, a certificate signed by the principal financial officer of the Company setting forth
         (i) the aggregate amount, as of the end of such fiscal year, permitted to be used for dividends or distributions on any shares of the capital stock of the Company, or for the redemption, purchase, retirement or other acquisition of any shares of the capital stock of the Company, pursuant to the provisions of paragraph (F) of section 9 of the Notes;
         (ii) a statement of the rentals paid during such year by the Company and any restricted subsidiaries showing (A) all rentals so paid and
         (B) all rentals so paid under leases of the type described in paragraph (K) of section 9 of the Notes; (iii) an analysis of changes in consolidated current assets, consolidated net current assets and consolidated tangible net worth of the Company and any restricted subsidiaries from the corresponding figures as of the end of the preceding fiscal year; (iv) a statement of the amount of additional unsecured funded indebtedness which the Company is permitted to incur as of the end of such fiscal year pursuant to the provisions of paragraph (A) of section 9 of the Notes; and (v) a statement evidencing that the Company is in compliance with clause (3) of said paragraph (A); (vi) a statement setting forth the aggregate fair market value of all properties or assets sold, leased, transferred or disposed of by the Company and its restricted subsidiaries, other than in the ordinary course of business, during the same fiscal year of the Company, and an itemization describing each such property or asset having a fair market value equal to or greater than $250,000; and
         (vii) a listing of all insurance maintained by the Company and its subsidiaries in compliance with the provisions of paragraph (E) of section 8 of the Notes; together with a brief description, including (where applicable) all necessary computations, of the manner in which the foregoing were determined.

                  (D) Compliance Certificate. Within 90 days after the close of each fiscal year of the Company, and in any event not later than the time of delivery of the statements furnished pursuant to paragraph (B) of this section 7, a certificate, signed by the President or a Vice President and the Treasurer or an Assistant Treasurer of the Company, stating that a review of the activities of the Company and any subsidiaries during such fiscal year has been made under their supervision with a view to determining whether during such fiscal year the Company and such

Stepan Company                                                Loan Agreement



         subsidiaries had kept, observed, performed and fulfilled all of their respective obligations under this agreement and the Notes, and either
         (1) stating that to their best knowledge and belief the Company and such subsidiaries have during such fiscal year kept, observed, performed and fulfilled each and every covenant and condition of this agreement and the Notes, or (2) if the Company and such subsidiaries shall not so have kept, observed, performed and fulfilled said covenants and conditions, specifying all such defaults and the nature and status thereof.

                  (E) Special Reports of Accountants. Promptly upon receipt thereof, a copy of all financial statements which are accompanied by an opinion of the Company's independent public accountants and prepared in connection with any special audit of the Company's books or the books of any subsidiary by such accountants.

                  (F) Other Reports and Statements. Promptly upon the mailing to its stockholders of each annual report, proxy statement or other report or communication, a copy of each such report, proxy statement or communication; and promptly upon any filing by the Company with the Securities and Exchange Commission or any governmental agency or agencies substituted therefor, or with any national securities exchange, of any annual or periodic or special report or registration statement, a copy of such report or statement.

                  (G) Additional Information. Such other data and information as from time to time may be reasonably requested by you or any such institutional holder.

         If, and so long as, the Company has (i) one or more restricted subsidiaries, the financial statements referred to in paragraphs (A) and (B) of this section 7 shall be on a consolidated basis prepared in accordance with good accounting practice, or (ii) one or more unrestricted subsidiaries, the Company shall deliver to you or any such institutional holder, promptly after receipt thereof, copies of balance sheets and income and surplus statements of each such subsidiary which are not included in the financial statements furnished pursuant to paragraph (B) of this section 7, in the form delivered to the Company for the fiscal year of each such subsidiary.

         For the purpose of the preceding paragraph the Company's French subsidiary, Stepan Europe S.A., shall be included in the consolidated financial statements as though it were a restricted subsidiary but the Company shall also furnish separate financial statements for said French subsidiary.

         The Company will furnish, at such address as may be designated by you or any such institutional holder, and within the applicable time specified in this section 7, one additional

Stepan Company                                                  Loan Agreement



copy of each of the financial statements, certificates, statements and reports which the Company is required to furnish pursuant to this section 7.

         In the event that any indebtedness of the Company is declared due and payable before its expressed maturity, or any holder of such indebtedness shall have the right to declare such indebtedness due and payable before its expressed maturity, because of the occurrence of any default or event of default under such indebtedness, the Company will, immediately give you, so long as you hold any of the Notes, or any such institutional holder written notice of such declaration or right of declaration.

         You, so long as you shall hold any of the Notes, or any such institutional holder or such person or persons as you or such holder may designate, may visit and inspect any of the properties of the Company or its subsidiaries (except for the Company's Natural Products facilities located at its Maywood, New Jersey, plant), examine (either by your or such holder's employees or by independent accountants employed by you or such holder) the books of account of the Company and the books of account of its subsidiaries and discuss the affairs, finances and accounts of the Company and its subsidiaries with its and their officers, or with its and their independent accountants, all at such reasonable times after notice to the Company and as often as you or such holder may desire. During any period in which an event of default, or any event which, with the passage of time or giving of notice, or both would become an event of default, has occurred and is continuing, the Company shall pay or reimburse you or any such holder for expenses which you or any such holder may incur in connection with any such visitation or inspection.

             Section 8.     Registered Notes;.

         The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register"), and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided and under such reasonable regulations as it may prescribe, any Note issued pursuant to this agreement.

         At any time and from time to time the registered holder of any Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company accompanied by a written instrument of transfer duly executed by such registered holder or its attorney authorized in writing.

         The person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this agreement and the Company shall not be affected by any notice or knowledge to the contrary. Payment of or on account of

Stepan Company                                                  Loan Agreement



the principal, premium, if any, and interest on any such Note shall be made to or upon the written order of such registered holder.

             Section 9.     Payments of Certain Expenses by the Company;.

         Whether or not the loan herein contemplated shall be consummated, the Company will pay all of your reasonable expenses arising in connection with the transactions herein contemplated or in connection with any modification, alteration or amendment of this agreement or the Notes, including, but not limited to, your out-of-pocket expenses, printing expenses, expenses in connection with the shipment to you or your agent of the Notes delivered to you hereunder, expenses in connection with the shipment from and to you or your agent upon any exchange of notes pursuant to section 2 of the Notes and the reasonable charges and disbursements of your special counsel for all services required of them incident to the transactions herein contemplated. The Company will also pay, and save you and all other holders of the Notes harmless from, any and all liabilities with respect to, or resulting from any delay in paying,
(i) stamp or other taxes (including issuance taxes but excluding transfer taxes and interest and penalties on such transfer taxes) which may be determined to be payable in connection with the execution and delivery of this agreement or the Notes or in connection with any modification, alteration or amendment of this agreement or the Notes, (ii) any interest and penalties resulting from non-payment or delay in payment of such expenses, charges, disbursements, liabilities or taxes, and (iii) any income taxes in respect of any reimbursement by the Company for any of such taxes, levies, interest or penalties paid by you. The obligations of the Company under this section 9 shall survive the payment of the Notes.

            Section 10.     Survival of Covenants; Successors and Assigns;.

         All covenants, agreements, representations and warranties made by the Company in this agreement and in certificates or other documents delivered pursuant to it shall survive the making by you of the loan contemplated by this agreement and the execution and delivery of Notes to you, and shall continue in full force and effect until all the Notes are paid in full and thereafter to the extent provided by section 9 hereof. All such covenants, agreements, representations and warranties shall be binding upon any successors and assigns of the Company.

            Section 11.     No Oral Change;.

         This agreement may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

Stepan Company                                                  Loan Agreement



         The Company may not assign any of its rights hereunder without your written consent, and you shall not be required to lend hereunder except to the Company as presently existing.

            Section 12.     Communications and Notices;.

         Except as otherwise expressly provided in this agreement, all communications and notices provided for in this agreement or under the Notes shall be in writing and, if to the Company, mailed or delivered to it at its office at Edens and Winnetka Avenue, Northfield, Illinois 60093, attention of the Secretary, or at any other office that the Company may hereafter designate by notice to you or, if to you, mailed or delivered to the address shown on
Schedule I to this agreement, or to such other address and for such attention as you may from time to time designate to the Company in writing.

            Section 13.     Law Governing;.

         This agreement shall be construed in accordance with and governed by the laws of the State of Illinois.

            Section 14.     Headings;.

         The headings of the sections and paragraphs of this agreement are inserted for convenience only and shall not be deemed to constitute a part of this agreement.

Stepan Company                                             Loan Agreement



         If you agree with the foregoing, please sign the enclosed copy of this letter in the space provided below and return it to the Company, and this letter shall upon execution become a binding agreement between you and the Company in accordance with its terms.

                                    Very truly yours,

                                    STEPAN COMPANY



                                    By
                                        Its

The foregoing is hereby
accepted as of the date
first above written.

[VARIATION]


By______________________________
  Its

Stepan Company                                                  Loan Agreement



         If you agree with the foregoing, please sign the enclosed copy of this letter in the space provided below and return it to the Company, and this letter shall upon execution become a binding agreement between you and the Company in accordance with its terms.

                                          Very truly yours,

                                          STEPAN COMPANY



                                          By
                                             Its
The foregoing is hereby
accepted as of the date
first above written.

AID ASSOCIATION FOR LUTHERANS


By______________________________
  Its

Stepan Company                                                  Loan Agreement



         If you agree with the foregoing, please sign the enclosed copy of this letter in the space provided below and return it to the Company, and this letter shall upon execution become a binding agreement between you and the Company in accordance with its terms.

                                       Very truly yours,

                                       STEPAN COMPANY



                                       By
                                          Its
The foregoing is hereby
accepted as of the date
first above written.

THE NORTHWESTERN MUTUAL LIFE
  INSURANCE COMPANY


By______________________________
  Its

Stepan Company                                               Loan Agreement



         If you agree with the foregoing, please sign the enclosed copy of this letter in the space provided below and return it to the Company, and this letter shall upon execution become a binding agreement between you and the Company in accordance with its terms.

                                        Very truly yours,

                                        STEPAN COMPANY



                                        By
                                           Its
The foregoing is hereby
accepted as of the date
first above written.

THE MUTUAL LIFE INSURANCE COMPANY
  OF NEW YORK


By______________________________
  Its

                                  PRINCIPAL AMOUNT OF      PRINCIPAL AMOUNT OF
                                   SERIES A NOTES            SERIES B NOTES
NAME AND ADDRESS OF LENDER         TO BE PURCHASED           TO BE PURCHASED

AID ASSOCIATION FOR LUTHERANS         $3,750,000               $11,250,000
4321 North Ballard Road
Appleton, Wisconsin  54919
Attention:  Investment Department

Payments

All payments on or in respect of the
Notes to be by bank wire transfer of
Federal or other immediately available
funds (identifying each payment as
principal, premium or interest, as the
case may be, with respect to either
(a) the 7.69% Promissory Notes, Series A, due June 30, 2005 of Stepan Company,
Private Placement Number 858586 D* 8, or
(b) the 7.77% Promissory Notes, Series B, due June 30, 2010 of Stepan Company,
Private Placement Number 858586 D@ 6) to:

             Harris Trust and Savings Bank, Chicago
             ABA #071 000 288
             A/C #109-211-3
             Attn:  Trust Collection/P&I
Notices

All notices and communications, to be addressed as first provided above, except notices with respect to payments, and written confirmation of each such payment, addressed Attention:
Investment Accounting.

    with a copy to:

    Harris Trust and Savings Bank
    Institutional Custody -5E
    111 West Monroe Street
    Chicago, Illinois  60690-0755

Name of Nominee in which Notes are to be issued:  None
Tax Identification No.:  39-0123480

                                  PRINCIPAL AMOUNT OF      PRINCIPAL AMOUNT OF
                                    SERIES A NOTES            SERIES B NOTES
NAME AND ADDRESS OF LENDER         TO BE PURCHASED            TO BE PURCHASED

THE NORTHWESTERN MUTUAL LIFE          $3,750,000                $11,250,000
  INSURANCE COMPANY
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Attention:  Securities Department

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
(identifying each payment as principal,
premium or interest, as the case may be, with respect to either (a) the 7.69% Promissory
Notes, Series A, due June 30, 2005 of Stepan
Company, Private Placement Number 858586 D* 8, or (b) the 7.77% Promissory Notes, Series B, due June 30, 2010 of Stepan Company, Private
Placement Number 858586 D@ 6) to:

           Bankers Trust Company
           Insurance Unit, Fourth Floor
           16 Wall Street
           New York, New York  10015
           Attention:  Money Transfer Department

           for credit to The Northwestern
           Mutual Life Insurance Company's
           Account No. 000-00-027

Notices

All notices and communications, to be
addressed as first provided above, except notices with respect to payments, and written confirmation of each such payment, addressed Attention: Treasurer's
Department.

Name of Nominee in which Notes are to be issued:  None
Tax Identification No.:  39-0509570

                              PRINCIPAL AMOUNT OF       PRINCIPAL AMOUNT OF
                                 SERIES A NOTES            SERIES B NOTES
NAME AND ADDRESS OF LENDER      TO BE PURCHASED           TO BE PURCHASED

THE MUTUAL LIFE INSURANCE          $2,500,000               $7,500,000
  COMPANY OF NEW YORK
1740 Broadway
New York, New York  10019
Attention:  MONY Capital Management
            Unit

Payments

    All payments on or in respect of the
    Notes to be by bank wire transfer of
    Federal or other immediately available
    funds (identifying each payment as
    principal, premium or interest, as the
    case may be, with respect to either
    (a) the 7.69% Promissory Notes, Series A, due June 30, 2005 of Stepan Company,
    Private Placement Number 858586 D* 8, or
    (b) the 7.77% Promissory Notes, Series B, due June 30, 2010 of Stepan Company,
    Private Placement Number 858586 D@ 6) to:

             Chemical Bank
             ABA #021000128

             for credit to The Mutual Life
             Insurance Company of New York,
             Mutual of New York Security
             Remittance Account No. 321-023803

Notices

    All notices of payment, on or in respect of the Notes to:

             Telecopy Confirms and Notices:

                 (201) 907-6979

             Attention:  Securities Custody

             Mailing Confirms and Notices:

                 Glenpointe Marketing & Operations
                   Center - MONY
                 Glenpointe Center West
                 500 Frank W. Burr Blvd.
                 Teaneck, NJ  07666-6888
                 Attention:  Securities Custody

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Tax Identification No.:  13-1632487

No. RA-
PPN:  858586 D* 8
                                 STEPAN COMPANY

               7.69% Promissory Note, Series A, Due June 30, 2005
$______________                                         ______________, ______

         STEPAN COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), for value received, hereby promises to pay to or registered assigns, on June 30, 2005
                            the principal amount of



to the extent not theretofore prepaid pursuant to the terms of this Note, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the principal office of the Company in Northfield, Illinois, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount hereof from the date hereof, in like coin or currency, at such office, semi-annually on the thirtieth day of June and December in each year, at the rate of 7.69% per annum until the unpaid principal amount hereof shall have become due and payable and at the default rate thereafter and, so far as may be lawful, to pay interest on any overdue installment of interest at the default rate at such principal office in like coin or currency.

             Section 1. The Notes;. This Note is one of a number of promissory notes (hereinafter called the "Notes"), in the aggregate principal amount of $40,000,000, consisting of $10,000,000 aggregate principal amount of 7.69% Promissory Notes, Series A (the "Series A Notes"), of which this Note is one, and $30,000,000 aggregate principal amount of 7.77% Promissory Notes, Series B (the "Series B Notes"), all issued or to be issued pursuant to separate and several loan agreements each dated as of June 15, 1995 entered into by the Company with the lenders therein referred to.

             Section 2. Exchanges;. The holder of this Series A Note, or of any note or Notes substituted therefor pursuant to the provisions of this section 2, may at its option, in person or by duly authorized attorney, surrender the same for exchange at the principal office of the Company in Northfield, Illinois accompanied by a written instrument of transfer duly executed by the registered holder hereof and, within a reasonable time thereafter and without expenses (other than transfer taxes, if any), receive in exchange therefor one or more duly executed printed Note or Notes, each of the same series, in the principal amount of $100,000 or any integral multiple of $10,000 in excess thereof, dated as of the date to which interest has been paid on the Note or Notes so surrendered or, if no interest has yet been so paid, then dated the date hereof, and payable to such person or persons as may be designated by such holder, for the same aggregate principal amount as the then unpaid principal amount of the Note or Notes so surrendered. The Company covenants and agrees to take and cause to be taken all action necessary to effect such exchanges.

             Section 3. Payments to Registered Holder;. The person in whose name this Note is registered shall be deemed to be and treated as the owner and holder hereof for all purposes and payment of or on account of the principal, premium, if any or interest hereon shall be made to or upon the written order of the registered holder.

             Section 4.     Prepayment of Notes;.

          (A) Required Prepayments;. In addition to paying the entire outstanding principal amount and the interest due on the Series A Notes on the maturity date thereof, on June 30 in each year, commencing June 30, 2001 and ending June 30, 2004 (herein called "fixed payment dates") both inclusive the Company will prepay and apply and there shall become due and payable the sum of $2,000,000 on the principal indebtedness evidenced by the Series A Notes. No premium shall be payable in connection with any required prepayment made pursuant to this paragraph 4(A). Any payment of less than all of the Series A Notes pursuant to the provisions of paragraphs (B), (C) or (D) of this section 4 shall not relieve the Company of the obligation to make the required payments or prepayments on the Series A Notes in accordance with the terms of this paragraph 4(A); provided, however, that if and to the extent that any prepayment of Series A Notes pursuant to the provisions of paragraph 4(D) below does not result in the prepayment of all of the Series A Notes then outstanding, the remaining prepayments required to be made pursuant to this paragraph 4(A) shall, in each case, be reduced in the same proportion that the principal amount of Series A Notes outstanding immediately prior to such prepayment pursuant to paragraph 4(D) is reduced by such prepayment.

          (B)    Optional Prepayments without Premium;.

                 (x) On a Fixed Payment Date. Upon compliance with section 6 the Company shall have the privilege (which shall be non cumulative) of prepaying outstanding Series A Notes on any fixed payment date in units of $100,000 or an integral multiple of $10,000 in excess thereof, by payments of the principal amount of the Series A Notes to be prepaid and accrued interest thereon to the date of such payment and without premium; provided however that (i) the principal amount of Series A Notes prepaid pursuant to this subparagraph 4(B)(x) on any one fixed payment date shall not exceed the principal amount of the Series A Notes required to be prepaid pursuant to paragraph 4(A) on such fixed payment date, (ii) the aggregate amount of all Series A Notes prepaid pursuant to this subparagraph 4(B)(x) shall not exceed an amount equal to the excess, if any, of $3,333,333 over the aggregate amount of all Series A Notes prepaid pursuant to subparagraph 4(B)(y), and (iii) the Company shall have, concurrently with such prepayment, prepaid the same pro rata portion of the Series B Notes pursuant to the provisions of subparagraph 4(B)(x) of said Series B Notes.

                 (y) Upon Sale of Phthalic Anhydride Assets. In the event that the Company shall have sold 50% or more of the assets relating to its phthalic anhydride operations, the Company shall have the privilege, upon compliance with section 6, of applying all or any portion of the net cash proceeds from such sale to the prepayment of outstanding Series A Notes (but if less than all of the Series A Notes are then to be prepaid pursuant to this subparagraph 4(A)(y), then in units of $100,000 or an integral multiple of $10,000 in excess thereof) by payment of the principal amount of the Series A Notes to be prepaid and accrued interest thereon to the date of such prepayment and without premium; provided, however, that (a) such prepayment shall occur on or prior to June 30, 1996, (b) the Company shall have, concurrently with such prepayment, prepaid the same pro rata portion of the Series B Notes pursuant to the provisions of subparagraph 4(B)(y) of said Series B Notes and (c) notice of any prepayment pursuant to this subparagraph 4(B)(y) shall be made within 30 days of such sale.

          (C) Optional Prepayment with Premium;. In addition to the prepayments required by paragraph 4(A) and the rights of prepayment set forth in 4(B) the Company shall have the privilege at any time and from time to time of prepaying the outstanding Series A Notes either in whole or in part (but if in part then in units of $1,000,000 or an integral multiple of $10,000 in excess thereof) by payment of the principal amount of the Series A Notes or the portion thereof to be prepaid and accrued interest thereon to the date of such prepayment together with the make whole premium amount; provided that the Company shall have, concurrently with such prepayment, prepaid the same pro rata portion of the Series B Notes pursuant to the provisions of paragraph 4(C) of said Series B Notes.

         For purposes of this paragraph 4(C) and section 12 below:

                 The term "make whole premium amount" shall mean, to the extent that the adjusted treasury reinvestment yield at such time is lower than 7.69% per annum, the excess of (a) the present value of the remaining scheduled principal and interest payments and prepayments to become due on that portion of the Series A Notes to be prepaid, taking into account the required application of such prepayment to the scheduled payments and prepayments on the Series A Notes, all determined by discounting such payments and prepayments at a rate that is equal to the adjusted treasury reinvestment yield, over (b) the aggregate principal amount of the Series A Notes plus accrued interest to be paid or prepaid. To the extent that the adjusted treasury reinvestment yield at the time of such prepayment or payment is equal to or higher than 7.69% per annum, the make whole premium amount is zero.

                 The term "adjusted treasury reinvestment yield" shall mean, as of the date of any determination thereof, the sum of (i) the then applicable treasury reinvestment yield, plus (ii) 50 basis points.

                 The term "treasury reinvestment yield" shall be (a) the yield reported on the third business day preceding the date of prepayment or payment on page "USD" of the Bloomberg Financial Markets Service Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) at 10:00 A.M. (New York time) for United States government securities having a maturity corresponding to the remaining weighted average life to maturity of the principal of the Series A Notes as of the date of such prepayment or payment, as the case may be, rounded to the nearest month, or (b) in the event that no such nationally recognized trading screen reporting on-line trading in United States government securities is available, "treasury reinvestment yield" shall mean the arithmetic mean of the yields published in the weekly statistical release designated H.15(519) of the Federal Reserve System under the caption "U.S. Government Securities-Treasury Constant Maturities" (the "statistical release") or if the statistical release is not published, the arithmetic mean of such reasonably comparable index as may be designated by the holders of at least 51% in aggregate principal amount of the outstanding Series A Notes, for the maturity corresponding to the remaining weighted average life to maturity of the Series A Notes as of the date of such prepayment or payment, as the case may be, rounded to the nearest month. If no maturity exactly corresponds to such rounded weighted average life to maturity, the yields for the two most closely corresponding published maturities shall be calculated pursuant to the immediately preceding sentence and the treasury reinvestment yield shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes of calculating the treasury reinvestment yield, the most recent statistical release published prior to the third business day preceding the date of prepayment or payment shall be used.

                 The term "weighted average life to maturity" shall mean as at the time of the determination thereof the number of years obtained by dividing the then remaining dollar-years of the Series A Notes by the aggregate amount of all remaining scheduled principal and interest payments (including the payments at final maturity) to be made on the Series A Notes. The term "remaining dollar-years" of the Series A Notes means the product obtained by (1) multiplying (A) the amount of each of the remaining scheduled principal and interest payments (including the payments at final maturity), by (B) the number of years (calculated at the nearest one-twelfth) which will elapse between the date of determination of the weighted average life to maturity of the Series A Notes and the date of required payment is due and (2) totaling all the products obtained in (1).

          (D) Prepayment on Failure of Holders to Consent to Change of Control;. In the event that the Company shall request the holders of the Series A Notes in writing to consent to a change of control and the holder or holders of any Series A Notes shall, within 30 days following the receipt of such a request, have refused in writing to consent to such a change of control, then the Company may, at any time within 5 days after the earlier of (x) the receipt of a response to such request from the holder or holders of 100% of the outstanding Series A Notes, or (y) the expiration of such 30 day period, and upon not less than three business days prior written notice, prepay all (but not less than all) Series A Notes held by each holder which has refused to consent to such change of control by prepayment of the principal amount thereof and accrued interest thereon to the date of such prepayment. Any holder which has failed to respond to such request prior to the expiration of such 30 day period shall, for purposes hereof, be deemed to have consented to such change of control. Any request by the Company made pursuant to this paragraph 4(D) shall set forth (i) a summary of the transaction or transactions causing the change of control, (ii) the name and address of the "person" described in clause (i) or (ii) of the definition of the term "change of control" set forth below, (iii) such financial or other information as would be reasonably necessary for each holder to make an informed decision with respect to such request, and (iv) a statement as to whether, at the time of such change of control and after giving effect thereto, either any event of default or any event which, with the passage of time or giving of notice, or both, would become an event of default, shall have occurred and be continuing. In the event that the Company shall receive a response to its request from any holder of a Series A Note, it will promptly advise, in writing, all other holders of Series A Notes of such response and the source and content thereof.

         For purposes of this paragraph 4(D) and paragraphs 8(K) and 12(H) below, the term "change of control" shall mean and shall be deemed to have occurred, (i) upon the acquisition by any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership, direct or indirect, of more than 50% of the outstanding voting stock of the Company, or (ii) upon the acquisition of the Company, or all or substantially all of its assets by, or the combination of the Company, or all or substantially all of its assets with, another "person" (as defined above), unless the acquiring or surviving "person" shall be a corporation more than 50% of the outstanding voting stock of which is owned, immediately after such acquisition or combination, by the owners of the voting stock of the Company immediately prior to such acquisition or combination. The term "acquisition" shall mean the earlier to occur of (x) the actual possession of the subject voting stock or assets, and (y) the consummation of any transaction or series of related transactions which, with the passage of time, will give such person the actual possession thereof. The term "voting stock" shall mean securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

             Section 5. Partial Prepayments to be Pro Rata where More than One Series A Note Outstanding;. In the event of any prepayment of less than all of the outstanding Series A Notes pursuant to the provisions of paragraphs 4(A), 4(B) or 4(C), at a time when more than one Series A Note is outstanding, the principal amount of the Series A Notes so to be prepaid shall be allocated among the respective Series A Notes and holders thereof so that the principal amount to be prepaid to each holder pursuant to any section hereof shall bear the same ratio to the aggregate principal amount then to be prepaid pursuant to such section as the principal amount of Series A Notes then held by such holder bears to the aggregate principal amount of all Series A Notes then outstanding, except that if upon any allocation on such basis the amounts so to be prepaid to any such holder pursuant to any section hereof would not be an exact multiple of $1,000, then additional or lesser amounts not exceeding $1,000 may be allocated by the Company to such holder, or if the amount so to be prepaid to any such holder pursuant to such section would be less than $1,000, then no amount need be allocated to such holder, in each such case so long as allocations of prepayments among the respective Notes and holders thereof shall be appropriate to maintain, from time to time, through successive partial prepayments as nearly as practicable the ratio above provided. Prepayments of Series A Notes pursuant to the provisions of paragraph 4(D) shall be allocated as therein provided.

             Section 6.     Notice of Prepayment and Other Notices;.

                    (A) Prepayment Notice;. If the Company shall elect to prepay this Note or any portion hereof pursuant to paragraph 4(B) or 4(C), the Company shall give notice of such prepayment in writing not less than 30 nor more than 60 days prior to the date fixed for such prepayment, specifying (i) the prepayment date, (ii) the principal amount to be prepaid on this Note and on all the other outstanding Notes, (iii) an estimate of the make whole premium amount, if any, applicable to the prepayment of this Note, and (iv) accrued interest applicable to such prepayment. A computation of the amount, if any, of any make whole premium amount payable in connection with a prepayment of this Note shall be furnished to the holder hereof as soon as practicable after determination of such premium and, in all events, not less than three business days prior to the date of such prepayment.

          (B) Mailing of Notices;. Such notice of prepayment, and all other notices to be given to any holder of this Note, shall be sent by prepaid overnight courier to the payee herein named, irrespective of whether the payee is the holder of this Note; provided, however, that if any subsequent holder of this Note shall have presented it to the Company for inspection at the office of the Company maintained as provided in paragraph (A) of section 8, and shall have delivered to the Company at such office a written notice of the acquisition by such holder of this Note and designated in writing an address to which notices in respect of this Note shall be mailed, such notices shall be sent to such holder at such designated address instead of to the payee herein named. All notices to be given to any holder of this Note shall be deemed to have been given only upon actual receipt thereof by such holder. In the case of a properly addressed notice, the Company shall not be required to determine the authority of any person signing or initialing a confirmation of receipt.

             Section 7. Notes Due and Interest Ceases on Prepayment Date; Evidence of Partial Prepayment; New Notes. Upon notice of prepayment being given as in this Note provided, the Company shall be obligated to prepay, at the principal office of the Company in Northfield, Illinois, on the date specified in such notice, this Note or such portion hereof to be prepaid as is specified in such notice at the principal amount thereof, plus accrued interest thereon to the date so specified and the applicable make whole premium amount, if any. If this Note is designated for prepayment in whole or in part as hereinbefore provided, then this Note or such portion hereof as is designated for prepayment, as the case may be, shall cease to bear interest on and after the date fixed for such prepayment provided such prepayment is duly made. Upon the due prepayment in part of this Note, the holder hereof shall surrender it to the Company, which shall thereupon issue and deliver, without charge to such holder, a new Note for the unpaid balance of this Note; provided, however, that instead of surrendering this Note as aforesaid, the holder of this Note may, at its option, present this Note to the Company for notation hereon of the payment of the portion of the principal of this Note so prepaid and this Note shall thereupon be returned to or on the order of the holder hereof. To the extent that any of the Notes are fully prepaid they shall be cancelled and may not be redelivered. Any new Note made and delivered in accordance with the provisions of this section 7 shall be dated as of the date to which interest has been paid on the indebtedness to be evidenced by such new Note, or if no interest has yet been so paid, then dated the date hereof.

             Section 8. Affirmative Covenants;. The Company covenants and agrees that so long as this Note shall be outstanding:

                  (A) Maintenance of Office or Agency;. The Company will maintain an office in Northfield, Illinois or at such other place hereafter designated in writing by the Company by notice to the holder of this Note, where notices, presentations and demands to or upon the Company in respect of this Note may be given or made.

                  (B) Payment of Principal, Premium and Interest;. The Company will punctually pay or cause to be paid the principal and interest, and premium, if any, to become due in respect of all the Notes according to the terms thereof.

                  (C) Maintenance of Corporate Existence;. The Company will at all times do or cause to be done all things necessary to maintain, preserve and renew its corporate existence and the corporate existence of each of its subsidiaries and its and their rights, patents and franchises, and comply with and cause each subsidiary to comply with, all related laws applicable to the Company or its subsidiaries in such manner as counsel shall advise; provided, however, that nothing contained in this paragraph (C) shall (1) require the Company or any subsidiary to comply with any law so long as the validity or applicability thereof shall be contested in good faith, (2) require the Company or any subsidiary to maintain, preserve or renew any right or franchise not necessary or desirable in the conduct of the business of the Company or of such subsidiary, as the case may be, (3) prevent the termination of the corporate existence of any subsidiary if in the opinion of the Board of Directors of the Company such termination is in the best interest of the Company and not disadvantageous to the holders of the Notes, or (4) prevent any transaction by a subsidiary permitted by the provisions of clause (4) or (5) of paragraph (B) of section 9, or any transaction by the Company permitted by the provisions of paragraph (I) of section 9.

                  (D) Properties;. The Company will, in so far as it is not prevented by causes beyond its control, at all times maintain, preserve, protect and keep, or cause to be maintained, preserved, protected and kept, its property and the property of its subsidiaries in good repair, working order and condition and, from time to time, will, in so far as it is not prevented by causes beyond its control, make or cause to be made all repairs, renewals, replacements, extensions, additions, betterments and improvements to its property and the property of its subsidiaries as are needful and proper, so that the business carried on in connection therewith may be conducted properly and efficiently at all times; provided, however, that nothing in this paragraph (D) shall prevent the Company or any subsidiary from selling, abandoning or otherwise disposing of any property if such property is no longer of use in the business of the Company or the subsidiary owning the same, and if, in the opinion of the Company, such sale, abandonment or other disposition is in the best interest of the Company or such subsidiary and not disadvantageous to the holders of the Notes.

                  (E) Insurance;. The Company will provide or cause to be provided for itself and its subsidiaries such insurance against loss or damage of the kinds customarily insured against by corporations similarly situated, with reputable insurers, in such amounts and by such methods as shall be adequate, and will at all times maintain or cause to be maintained in full force and effect, with reputable insurers and in such amounts and by such methods as shall be adequate, public liability insurance against loss or damage to it or its subsidiaries for bodily injury or death in or about any premises occupied by it or its subsidiaries, and liability insurance against loss or damage to it or its subsidiaries for bodily injury or death or injury to property occurring by reason of the operation by it or its subsidiaries of any motor vehicle.

                  (F) Payment of Taxes, Assessments, Etc;. The Company will duly pay and discharge, and cause each of its subsidiaries to duly pay and discharge, as the same become due and payable, all taxes, assessments and governmental and other charges and claims levied or imposed, or which if unpaid might become a lien or charge, upon the franchises, assets, earnings or business of the Company or such subsidiary, as the case may be, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that nothing contained in this paragraph (F) shall require the Company or any such subsidiary to pay any such tax, assessment, charge or claim so long as the Company or such subsidiary in good faith shall contest the validity thereof and shall set aside on its books adequate reserves with respect thereto.

                  (G) Payment of Indebtedness;. The Company will, and will cause each of its subsidiaries to, pay punctually and discharge when due, or renew or extend (except as otherwise prohibited by this Note), any indebtedness heretofore or hereafter incurred by it or any of them, as the case may be, and discharge, perform and observe the covenants, provisions and conditions to be performed, discharged and observed on the part of the Company or such subsidiary, as the case may be, in connection therewith, or in connection with any agreement or other instrument relating thereto, or in connection with any mortgage, pledge, security interest or other lien existing at any time upon any of the property or assets of the Company or such subsidiary, as the case may be; provided, however, that nothing contained in this paragraph (G) shall require the Company or any such subsidiary to pay or discharge or renew or extend any such indebtedness or to discharge, perform or observe any such covenants, provisions and conditions so long as the Company or such subsidiary in good faith shall contest any claim which may be asserted against it in respect of any such indebtedness or of any such covenants, provisions and conditions and shall set aside on its books adequate reserves with respect thereto.

                  (H) Keeping of Books;. The Company will, and will cause each subsidiary to, (1) at all times keep proper books of record and account in which full, true and correct entries will be made of its transactions in accordance with good accounting practice; and (2) set aside on its books from its earnings, for the fiscal year ending December 31, 1995, and each fiscal year thereafter, reserves for depreciation, obsolescence and/or amortization of its properties during such year and all other proper reserves which, in accordance with good accounting practice, should be set aside from such earnings in connection with its business.

                  (I) Compliance with Law;. The Company will, and will cause each of its subsidiaries to, use its best efforts to comply with all applicable statutes, regulations, orders and restrictions of the United States of America, foreign countries, states, provinces, municipalities and agencies and instrumentalities of the foregoing, in respect of the conduct of its respective business and the ownership of its respective property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to equal employment opportunities and environmental standards and controls), except such as are being contested in good faith or with respect to which compliance shall have been waived or extended by the applicable governmental authority.

                  (J) Notice of Default;. If any one or more of the events of default specified in section 12 shall occur, or if the holder of any Note shall demand payment or take any other action permitted upon the occurrence of any such event of default, the Company will at once give notice to all holders of the Notes, specifying the nature of the event of default or of such demand or other action, as the case may be. In the event any indebtedness of the Company (other than the Notes) is declared due and payable before its expressed maturity because of the occurrence of an event of default thereunder, or under any instrument or agreement pursuant to which such indebtedness is issued or securing such indebtedness, the Company will at once give notice in writing of such happening to all holders of the Notes.

                  (K) Notice of Change of Control;. The Company will, within two business days of becoming aware of a change of control (as defined in paragraph 4(D)), give notice thereof to all holders of the Notes.

             Section 9. Negative Covenants;. The Company covenants and agrees that so long as this Note shall be outstanding:

                  (A) Limitations on Funded Indebtedness;. The Company will not create, incur, issue, assume or become or be liable, contingently or otherwise, in respect of any funded indebtedness other than

                           (1) funded indebtedness outstanding on June 15, 1995 and reflected on Schedule C to the loan agreements and funded indebtedness represented by the Notes;

                           (2) secured funded indebtedness incurred or assumed subsequent to June 15, 1995 solely for the purpose of financing the acquisition of property and secured only as permitted under clauses (2), (3) and (4) of paragraph (C) of this section 9, but only in an amount not exceeding the maximum amount of additional unsecured funded indebtedness which the Company could then incur under clause (3) of this paragraph (A), provided that for purposes of this Note, secured funded indebtedness shall not include indebtedness for money borrowed by the Company against or secured by the cash surrender value of life insurance maintained by the Company on officers or directors of the Company, which indebtedness shall constitute unsecured funded indebtedness for all purposes of this Note;

                           (3) unsecured funded indebtedness incurred or assumed subsequent to June 15, 1995 if, and to the extent that, immediately after giving effect thereto and the application of the proceeds thereof, consolidated funded indebtedness does not exceed an amount equal to 55% of consolidated capitalization, it being understood that the test of this clause (3) is one of incurrence only;

                           (4) indebtedness taking the form of a guaranty of indebtedness of any other person permitted by clause (3) of paragraph (D) of this section 9, but only if, and to the extent that, immediately after giving effect thereto, the limitations set forth in clause (3) of this paragraph (A) shall be satisfied, all such guaranties being treated as funded indebtedness for the purpose of clause (3) of this paragraph (A); and

                           (5) funded indebtedness of the Company incurred solely for the purpose of extending, renewing or refunding any funded indebtedness of the Company then outstanding and permitted by this paragraph (A), but only if, and to the extent that, immediately after giving effect thereto, the limitations set forth in clause (3) of this paragraph (A) shall be satisfied.

                  (B) Limitations on Restricted Subsidiaries;. The Company will not cause, suffer or permit any restricted subsidiary to

                           (1) create, incur, issue, assume or become or be liable, contingently or otherwise, in respect of any indebtedness except (a) indebtedness to the Company or to a wholly-owned restricted subsidiary, (b) unsecured accounts payable and other unsecured obligations (other than as a result of borrowing) incurred in the ordinary course of business of such subsidiary, and (c) indebtedness in addition to that described in subclauses (a) and (b) above; provided that the aggregate principal amount of all such indebtedness permitted by this subclause (c) shall not at any time exceed 10% of consolidated capitalization of the Company and its restricted subsidiaries; and provided further that the sum, without duplication, of (x) the aggregate unpaid principal amount of all such indebtedness permitted by this subclause
                 (c), (y) the aggregate unpaid principal amount of all indebtedness of the Company secured pursuant to the provisions of clauses (2), (3) and (4) of paragraph (C) of this section 9, and (z) the aggregate amount of liabilities of the Company and its restricted subsidiaries secured by liens permitted pursuant to the provisions of clause (11) of paragraph (C) of this section (9), shall not at any time exceed 20% of consolidated capitalization of the Company and its restricted subsidiaries; or

                           (2) issue or sell any shares of its capital stock or securities convertible into such capital stock except (a) issuance or sale of directors' qualifying shares, (b) issuance or sale to the Company or to any wholly-owned restricted subsidiary, and (c) issuance or sale of additional shares of stock of any such subsidiary to any holders thereof entitled to receive or purchase such additional shares through the declaration of a stock dividend or through the exercise of preemptive rights; or

                           (3) sell, assign, transfer or otherwise dispose of any shares of capital stock of any class of any other restricted subsidiary, or any other security of, or any indebtedness owing to it by, any other restricted subsidiary (except in each case to the Company or to a wholly-owned restricted subsidiary) unless such sale, assignment, transfer or other disposition shall meet all the conditions set forth in paragraph (G) of this section 9 which would be applicable to a similar disposition made by the Company; or

                           (4) consolidate with or merge into any other corporation or permit any other corporation to merge into it, except a merger into or consolidation with (a) the Company,
                 (b) any wholly-owned restricted subsidiary or (c) any other corporation if, immediately thereafter, (x) the surviving corporation shall be a restricted subsidiary, (y) the Company shall be in full compliance with all the terms and provisions of the Notes, and (z) the surviving corporation would be permitted to incur at least $1.00 of additional unsecured funded indebtedness pursuant to the provisions of section 9(A)(3) hereof; or

                           (5) sell, lease, transfer or otherwise dispose of all or any substantial part of its property and assets except
                 (a) to the Company or any wholly-owned restricted subsidiary or (b) in the case of a sale to any other person, in compliance with all applicable requirements of paragraphs (G) and (I) of this section 9; or

                           (6) make any investments or commitments to make investments except as expressly permitted by paragraph (E) of this section 9.

         Any corporation which becomes a restricted subsidiary after the date hereof shall for all purposes of this paragraph (B) be deemed to have created, assumed or incurred, at the time it becomes a restricted subsidiary, all indebtedness of such corporation existing immediately after it becomes a restricted subsidiary.

                  (C) Limitations on Liens;. The Company will not itself, and will not permit or suffer any restricted subsidiary to, create or incur or suffer to be created or incurred or to exist any mortgage, lien, security interest, charge or encumbrance of any kind on, or pledge of, any property or assets of any kind, real or personal, tangible or intangible, of the Company or any such subsidiary, whether owned on the date of original issue of the Notes or thereafter acquired, or acquire or agree to acquire any property or assets of any kind under a conditional sale agreement or other title retention agreement or file or permit the filing of any financing statement under the Uniform Commercial Code or other similar notice under any other similar statute without equally and ratably securing the Series A Notes with all other obligations secured thereby and which security shall be created and conveyed by documentation satisfactory in scope, form and substance to the holders of at least 66-2/3% in aggregate principal amount of the outstanding Series A Notes and which security shall continue in full force and effect until either (x) the same is released by the holders of at least 66-2/3% in aggregate principal amount of outstanding Series A Notes, (y) all other obligations secured thereby are discharged, or (z) the security is released by the holders of all such other obligations, and in any case the Series A Notes shall have the benefit, to the full extent that the holders may be entitled thereto under applicable law, of an equitable lien on such property or assets equally and ratably securing the Series A Notes; provided, however, that the provisions of this paragraph (C) shall not prevent or restrict the creation, incurring or existence of any of the following:

                           (1) any mortgage, lien, security interest, charge or encumbrance on, or pledge of, any property or assets of any such subsidiary to secure indebtedness owing by it to the Company or a wholly-owned restricted subsidiary;

                           (2) purchase money mortgages or other liens on real property (including leaseholds) and fixtures thereon, acquired by the Company or any such subsidiary, to secure the purchase price of such property (or to secure indebtedness incurred solely for the purpose of financing the acquisition of any such property to be subject to such mortgage or other lien) and created contemporaneously with such acquisition or within 180 days thereafter, or mortgages or other liens existing on any such property at the time of acquisition of such property by the Company or by such subsidiary, whether or not assumed, or any mortgage or lien on real property of such subsidiary existing at the time of acquisition of such subsidiary, provided that at the time of the acquisition of the property by the Company or a restricted subsidiary, or at the time of the acquisition of the restricted subsidiary by the Company, as the case may be, (a) the principal amount of the indebtedness secured by each such mortgage or lien, plus the principal amount of all other indebtedness secured by mortgages or liens on the same property, shall not exceed 75% (100% in the case of capitalized leases) of the cost (which shall be deemed to include the amount of all indebtedness secured by mortgages or other liens, including existing liens, on such property) of such property to the Company or any such subsidiary, or 75% (100% in the case of capitalized leases) of the fair value thereof (without deduction of the indebtedness secured by mortgages or liens on such property) at the time of the acquisition thereof by the Company or such subsidiary, whichever is the lesser, and (b) every mortgage or lien shall apply only to the property originally subject thereto and fixed improvements constructed thereon;

                           (3) refundings or extensions of the mortgages or liens permitted in the foregoing clause (2) for amounts not exceeding the principal amounts of the indebtedness so refunded or extended at the time of the refunding or extension thereof, and applying only to the same property theretofore subject to the same and fixed improvements constructed thereon;

                           (4) the owning or acquiring or agreeing to acquire machinery or equipment useful for the business of the Company or any such subsidiary subject to or upon chattel mortgages or conditional sale agreements or other title retention agreements, provided that the principal amounts of the indebtedness secured by such chattel mortgages, plus the aggregate amounts payable under such conditional sale agreements and other title retention agreements, shall not exceed the limitations set forth in clause (2) of paragraph
                 (A) of this section 9;

                           (5) deposits, liens or pledges to enable the Company or any such subsidiary to exercise any privilege or license, or to secure payments of workmen's compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any such subsidiary is a party, or to secure public or statutory obligations of the Company or any such subsidiary, or to secure surety, stay or appeal bonds to which the Company or any such subsidiary is a party, but, as to all of the foregoing, only if the same shall arise and continue in the ordinary course of business; or other similar deposits or pledges made and continued in the ordinary course of business;

                           (6)    mechanic's, workmen's, repairmen's or
                 carriers' liens, but only if arising, and only so long as continuing, in the ordinary course of business; or other similar liens arising and continuing in the ordinary course of business; or deposits or pledges in the ordinary course of business to obtain the release of any such liens;

                           (7) liens arising out of judgments or awards against the Company or any such subsidiary with respect to which the Company or such subsidiary shall in good faith be prosecuting an appeal or proceedings for review; or liens incurred by the Company or any such subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company or such subsidiary is a party;

                           (8) liens for taxes not yet subject to penalties for non-payment or contested as permitted by paragraph (F) of section 8, or minor survey exceptions, or minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company or of such subsidiary owning the same;

                           (9) liens: (i) in favor of the United States of America or any department or agency thereof or in favor of a prime contractor under a United States Government contract, and (ii) resulting from the acceptance of progress or partial payments under United States Government contracts or subcontracts thereunder;

                          (10) any arrangement permitted by paragraph (J) of this section 9;

                          (11) inchoate liens arising under the Employee Retirement Income Security Act of 1974, as amended, to secure contingent liabilities under said Act;

                          (12) security interest evidenced by a UCC-1 financing statement to secure an obligation not exceeding $1,000,000 in favor of Millmaster/Onyx Chemical Company as vendor of certain chemical inventories located in Northfield, Illinois; or

                          (13) liens on accounts receivable and ancillary rights sold (or in which participating interests are sold) in compliance with all applicable requirements of paragraph (I) of this section 9 provided however that:

                           (x) the aggregate unpaid principal amount of all indebtedness of the Company and its restricted subsidiaries secured by the mortgages or liens permitted by clauses (2),
                 (3) and (4) of this paragraph (C) shall not at any time exceed an amount equal to 10% of consolidated capitalization; and

                           (y)    the sum, without duplication, of

                                   (i)     the aggregate unpaid principal
                          amount of all indebtedness of the Company secured by the mortgages or liens permitted by clauses (2), (3) and (4) of this paragraph (C);

                                  (ii)     the aggregate unpaid principal
                          amount of all indebtedness of restricted subsidiaries permitted by subclause (c) of clause (1) of paragraph
                          (B) of this section 9; and

                                 (iii) the aggregate amount of liabilities of the Company and its restricted subsidiaries secured by liens permitted pursuant to the provisions of clause (11) of this paragraph (C)

                 shall not at any time exceed an amount equal to 20% of consolidated capitalization.

                 For purposes of this Series A Note, the Company or a restricted subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, capitalized lease or other arrangement pursuant to which the property has been retained by or vested in some other person for security purposes and such retention or vesting shall constitute a lien hereunder.

                  (D) Limitations on Guaranties;. The Company will not itself, and will not permit any restricted subsidiary to, guarantee any dividend, or guarantee any obligation or indebtedness, of any other person other than (1) guarantees by the Company of obligations or indebtedness of a restricted subsidiary which such subsidiary shall be authorized to incur pursuant to the provisions of this Note, (2) guaranties incurred in the ordinary course of business of the Company or of a restricted subsidiary, and (3) guarantees by the Company of indebtedness of persons other than restricted subsidiaries to the extent permitted by clause (4) of paragraph (A) of this section 9.

                  (E) Limitation on Investments;. The Company will not itself, and will not permit any restricted subsidiary to, make any investment, or any commitment to make any investment, if, immediately after giving effect to any such proposed investment, (1) the aggregate amount of all investments, including investments made prior to the date of original issue of the Notes (all such investments to be taken at the cost thereof at the time of making such investment without allowance for any subsequent write-offs or appreciation or depreciation thereof, but less any amount repaid or recovered on account of capital or principal), shall exceed 30% of the consolidated tangible net worth of the Company and its restricted subsidiaries, or (2) consolidated funded indebtedness shall exceed 55% of consolidated capitalization.

                  (F) Limitation on Dividends;. The Company will not declare or pay, or set apart any funds for the payment of, any dividends (other than dividends payable in common stock of the Company) on any shares of capital stock of any class of the Company, or apply any of its funds, property or assets to, or set apart any funds, property or assets for, the purchase, redemption or other retirement of, or make any other distribution, by reduction of capital or otherwise, in respect of, any shares of capital stock of any class of the Company, unless, immediately after giving effect to such action
         (a) the Company would be permitted to incur at least $1.00 of additional unsecured funded indebtedness pursuant to the provisions of section 9(A)(3) hereof, and (b) the sum of

                           (1) the amounts declared and paid or payable as, or set apart for, dividends (other than dividends paid or payable in common stock of the Company) on, or distributions (taken at cost to the Company or fair value at time of distribution, whichever is higher) in respect of, all shares of capital stock of all classes of the Company subsequent to December 31, 1994, and

                           (2) the excess, if any, of the amounts applied to, or set apart for, the purchase, redemption or retirement of all shares of capital stock of all classes of the Company subsequent to December 31, 1994, over the sum of (i) such amounts as shall have been received as the net cash proceeds of sales of shares of capital stock of all classes of the Company subsequent to December 31, 1994, plus (ii) the aggregate principal amount of all indebtedness of the Company and its subsidiaries converted into or exchanged for shares of capital stock of the Company subsequent to December 31, 1994, would not be in excess of (x) $30,000,000 plus (or minus in the case of a deficit) (y) the consolidated net income of the Company and its restricted subsidiaries accrued subsequent to December 31, 1994. The foregoing provisions of this paragraph (F) to the contrary notwithstanding (i) the Company may pay any dividend within 90 days of the date of its declaration if, on the date of declaration, such dividend could properly have been paid within the limitations of this paragraph (F), and (ii) the Company may pay regular dividends on or make payments or purchases required to be made at the time when made by the terms of any sinking fund, purchase fund or mandatory redemption requirement in respect of any outstanding shares of preferred stock of the Company originally issued for cash but all amounts so paid or applied pursuant to clauses (i) and (ii) above shall be included in any subsequent computation of restricted payments under this paragraph (F). The Company will not declare any dividend payable more than 90 days after the date of declaration thereof. The Company will not declare any dividend if an event of default under section 12 shall have occurred and be continuing.

                  (G) Limitations on Dispositions of Stock or Indebtedness of Restricted Subsidiaries;. The Company will not sell, assign, transfer or otherwise dispose of (except to a wholly-owned restricted subsidiary) any shares of capital stock of any class of any restricted subsidiary, or any other security of, or any indebtedness owing to it by, any such subsidiary, unless (1) all of the capital stock and other securities and the entire indebtedness of such subsidiary at the time owned by the Company and by all its other restricted subsidiaries shall be sold, assigned, transferred or otherwise disposed of, at the same time, for cash, (2) such subsidiary shall not, at the time of such sale, assignment, transfer or other disposition, own either (a) any shares of capital stock of any class or any other security or any indebtedness of any other restricted subsidiary of the Company which is not being simultaneously disposed of as permitted by this paragraph
         (G) or (b) any indebtedness of the Company, and (3) such sale, assignment or transfer is permitted by paragraph (I) of this section 9.

                  (H) Maintenance of Consolidated Current Assets;. The Company will not permit the consolidated current assets of the Company and its restricted subsidiaries to be at any time less than 140% of consolidated current indebtedness.

                  (I) Limitations on Mergers, Consolidations and Sales of Assets;. The Company will not (1) consolidate with or merge into any other corporation, or permit any other corporation to merge into the Company, unless (a) the surviving or continuing corporation shall be the Company, and (b) no event of default under section 12 shall exist at the time of, or result from, such merger or consolidation, and (c) after giving effect to such consolidation or merger the Company would be permitted to incur at least $1.00 of additional funded indebtedness under the provisions of paragraph (A)(3) of this section 9; or (2) sell, lease, transfer or otherwise dispose of all or any substantial part of its property and assets.

                 For the purposes of this paragraph (I) and clause (5) of paragraph (B) of this section 9, a sale, lease, transfer or disposition of properties or assets of the Company or a restricted subsidiary shall be deemed to be of a "substantial part" thereof only if the fair market value of such properties or assets, when added to the fair market value of all other properties or assets sold, leased, transferred or disposed of by the Company and its restricted subsidiaries, other than (x) in the ordinary course of business, or
         (y) in an approved transaction, during the 365 day period ending on the date of such sale, lease, transfer or disposition exceeds 15% of the consolidated assets of the Company and its restricted subsidiaries determined as of the end of the Company's immediately preceding fiscal year.

                 As used herein, the term "approved transaction" shall mean any sale, lease, transfer or disposition of properties or assets to the extent that the Company shall, within 5 business days of such sale, lease, transfer or disposition, certify in writing to each holder of outstanding Series A Notes that such transaction shall constitute an "approved transaction" for all purposes hereof.

                 The company will, on a date not later than the 365th day after the occurrence of any approved transaction, apply the net after tax proceeds of each approved transaction to either

                           (i) the purchase, acquisition or construction of capital assets which are useful and to be used in the surfactant, polymer, or specialty chemical business of the Company or a restricted subsidiary, or

                          (ii)    the prepayment of unsecured funded
                 indebtedness of the Company, including the concurrent prepayment of Series A Notes pursuant to the provisions of paragraph 4(C) hereof pro rata with all other unsecured funded indebtedness then being prepaid;

         provided, however, that to the extent that, at any time, the fair market value of all properties or assets which were the subject of approved transactions (the net after tax proceeds of which have not theretofore been applied as contemplated in clause (i) or clause (ii) above) exceeds 10% of the consolidated assets of the Company and its restricted subsidiaries, determined as of the end of the fiscal year of the Company immediately preceding any determination hereunder, the Company will, on a date not later than the 30th day after such determination, apply the net after tax proceeds of such excess approved transactions in the manner contemplated in clause (i) or clause (ii) above.

                  (J) Limitations on Sale-and-Leasebacks;. The Company will not itself, and will not permit any restricted subsidiary to, enter into any arrangement, directly or indirectly, with any person whereby the Company or such subsidiary shall sell or transfer any manufacturing plant or equipment owned or acquired by the Company or such subsidiary and then or thereafter rent or lease, as lessee, such property or any part thereof, or other property which the Company or such subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the property being sold or transferred, unless (1) the lease covering such property or other property shall be for a term of not less than three years, and (2) the Company could then incur unsecured funded indebtedness under clause (3) of paragraph (A) of this section 9 in an amount not less than the capitalized value of the rentals payable by the Company or such subsidiary, as the case may be, under such lease determined in accordance with good accounting practice.

                  (K) Limitation on Rentals;. The Company will not itself, and will not permit any restricted subsidiary to, enter into, as lessee, or be a party to, any lease of property if, immediately after giving effect to such lease, the aggregate amount of rentals (excluding up to $2,500,000 of tank car rentals incurred during such fiscal year and any rentals payable under capitalized leases or under leases between the Company and any wholly-owned restricted subsidiary or between wholly-owned restricted subsidiaries) for any fiscal year of the Company payable by the Company and its restricted subsidiaries with respect to all such leases shall exceed 5% of consolidated tangible net worth of the Company and its restricted subsidiaries.
         For the purposes of this paragraph (K), the term "rentals," with respect to any lease and for any period, shall mean the aggregate amount payable by the lessee under such lease for such period to the lessor.

                  (L) Transactions with Affiliates;. Notwithstanding any other provision hereof, the Company will not, and will not permit any restricted subsidiary to, directly or indirectly, enter into any transaction with any affiliate of the Company (other than a wholly-owned restricted subsidiary) unless such transaction is in the ordinary course of, and pursuant to the reasonable requirements of, the Company's or such restricted subsidiary's business and is determined by the Board of Directors of the Company to be at least as favorable to the Company or such restricted subsidiary as generally obtainable at the time from persons other than affiliates of the Company in a similar transaction.

                  (M)     Compliance with ERISA;.

                           (1) The Company will not, and will not permit any restricted subsidiary to, permit the aggregate value of all vested benefits under all its employee benefit plans which are employee pension benefit plans to exceed on any valuation date the then current value of the assets of such employee benefit plans allocable to such vested benefits unless the Company could issue additional unsecured funded indebtedness pursuant to section 9(A)(3) in an amount at least equal to the amount by which such vested benefits exceed the current value of the assets of such plans allocable to such vested benefits. All actuarial assumptions and methods used to make each determination required by the preceding sentence shall be reasonable in the aggregate, and shall comply with all requirements of law. All such employee benefit plans shall have annual or more frequent valuation dates.

                      If, on any valuation date, after giving effect to any
                 increase in vested benefits, the value of vested benefits under all employee pension benefit plans maintained by the Company and its restricted subsidiaries exceeds the value of plan assets, the amount of any deficit resulting from an increase in vested benefits subsequent to the immediately preceding valuation date shall be amortized and made up during the twelve-month period following the valuation date as of which such deficit was determined, or on such other basis as is agreed to by the Company and the holder or holders of 51% in aggregate principal amount of all outstanding Notes and the holder or holders of the Notes agree that their approval of any such other basis proposed by the Company shall not be unreasonably withheld. In addition, the Company will make annual contributions in the aggregate sufficient to comply with the Employee Retirement Income Security Act of 1974, as amended ("ERISA") standards as to the funding of employee pension benefit plans. The Company will make an evaluation at least once a year and also after the occurrence of an event resulting in an extension of pension benefits to additional employees or negotiation of labor contracts increasing pension benefits or any other event which the Company should reasonably expect to increase vested benefits.

                           (2) The Company will not, and will not permit any subsidiary to, (a) terminate any of its employee benefit plans so as to result in any material liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA,
                 (b) allow or suffer to exist any material prohibited transaction involving any of such employee benefit plans, (c) incur or suffer to exist any material accumulated funding deficiency, whether or not waived, involving any of such employee benefit plans, or (d) allow or suffer to exist any occurrence of any reportable event, or any other event or condition, which presents a material risk of termination of such employee benefit plans by such Pension Benefit Guaranty Corporation so as to result in a material liability to the Pension Benefit Guaranty Corporation.

                           (3) As used in this paragraph (M), the terms "vested benefits," "employee pension benefit plans," "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in

                 ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Internal Revenue Code Section 4975 and ERISA.

            Section 10. Consents, Waivers and Modifications;. Any term, covenant, agreement or condition of this Series A Note may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the agreement or consent in writing of the holders of at least 51% in aggregate principal amount of all outstanding Series A Notes and 51% in aggregate principal amount of all outstanding Series B Notes; provided, however, that without the agreement or consent in writing of the holders of all outstanding Notes of each series no such amendment or waiver shall (i) change the amount or maturity of any principal of the Notes of either series or any installment or fixed prepayment thereof or change the rate or extend the time of payment of interest on the Notes of either series or reduce the amount of principal thereof or premium with respect thereto or modify any of the provisions of the Notes of either series with respect to the payment or prepayment thereof, (ii) give to any Note of either series any preference over any other Note of either series, (iii) reduce the percentage of holders of Notes of either series required to approve any such amendment or effectuate any such waiver or (iv) change the definition of "change of control" set forth in paragraph 4(D). Any such amendment or waiver shall apply equally to all holders of the Series A Notes and shall be binding upon them, upon each future holder of any Series A Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

            Section 11. Definitions;. For the purposes of this Note, the following terms shall have the following respective meanings, and any accounting terms not defined in this Note shall have the respective meanings given to them in accordance with good accounting practice:

                  (A) The term "affiliate" of any corporation shall mean any person which, directly or indirectly, controls or is controlled by or is under common control with such corporation. For the purposes of this definition, "control" (including the correlative meanings of "controlling," "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

                  (B) The term "assets" of any corporation shall mean, at any date, the gross book value as shown by the books of such corporation in accordance with good accounting practice of all its property, whether real, personal or mixed (exclusive of franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, good will, experimental or organizational expense, leasehold improvements not recoverable at the expiration of a lease, unamortized debt discount and expense, deferred charges and other intangibles and treasury stock), less the sum (without duplication) of (1) all reserves for depreciation, depletion, obsolescence and amortization of its properties (other than properties excluded as hereinabove provided) as shown by the books of such corporation and all other proper reserves which in accordance with good accounting practice should be set aside in connection with the business conducted by such corporation, other than reserves for contingencies not allocated to any particular purpose; and (2) the amount of any write-up subsequent to December 31, 1986 in the book value of any asset owned by such corporation on such date resulting from the revaluation thereof subsequent to such date, or any write-up in excess of the cost of any asset acquired by such corporation subsequent to such date.

                  (C) The term "capitalized lease" shall mean any lease which, in accordance with good accounting practice, is of such a nature that payment obligations of the lessee thereunder shall have been or should be capitalized and shown as liabilities (other than current indebtedness) upon the balance sheet of such lessee.

                  (D) The term "consolidated," when used in respect of the assets, current assets, current indebtedness and funded indebtedness of the Company and its restricted subsidiaries shall mean the aggregate of the assets, current assets, current indebtedness, funded indebtedness, respectively, of the Company and its restricted subsidiaries, after eliminating all intercompany items and all other items which should be eliminated in accordance with good accounting practice; provided, however, in determining consolidated assets, there shall not be included therein any amount on account of the excess of
         (i) the cost of acquisition of shares of any subsidiary over the book value of the assets of such subsidiary attributable to such shares on the books of such subsidiary at the date of acquisition of such shares, or (ii) the book value of the assets of such subsidiary attributable to such shares at the date of such acquisition over the cost of acquisition of such shares.

                  (E) The term "consolidated capitalization" shall mean the sum of (i) consolidated funded indebtedness, plus (ii) consolidated tangible net worth.

                  (F) The term "consolidated balance sheet" shall mean a balance sheet consolidating the accounts of the Company and its restricted subsidiaries prepared, subject to any applicable provisions hereof, in accordance with good accounting practice and after eliminating all intercompany items and all other items which should be eliminated in accordance with good accounting practice.

                  (G) The term "consolidated net current assets" shall mean the amount by which consolidated current assets exceeds consolidated current indebtedness.

                  (H) The term "consolidated net income" shall mean the aggregate of the net income of the Company and its restricted subsidiaries, after eliminating all intercompany items and portions of income properly attributable to minority interest in the stock of such subsidiaries, all computed in accordance with good accounting practice.

                  (I) The term "consolidated tangible net worth" shall mean the aggregate of the tangible net worth of the Company and its restricted subsidiaries, consolidated in accordance with good accounting practice.

                  (J) The term "corporation" shall include corporations, joint stock companies and business trusts.

                  (K) The term "current assets", to the extent permitted by and in all cases as determined in accordance with, good accounting practice, shall include (1) cash on hand or in transit or on deposit in any bank or trust company which has not suspended business; (2) readily marketable securities issued by the United States of America and other readily marketable securities maturing within one year from the date of issuance, taken in total at not more than cost or current market value, whichever is lower; (3) customers' accounts and bills and notes receivable; (4) inventories of raw materials and supplies, of work or materials in process and of finished products, taken in total at not more than cost or current market value, whichever is less; and (5) such other assets including prepaid expenses but not deferred charges as, in accordance with good accounting practice, would be included in "current assets"; all after deduction of adequate reserves in each case where a reserve is proper under good accounting practice; provided, however, that in computing current assets there shall be excluded any assets which are pledged or deposited as security for or for the purpose of paying any obligation which is not included in current indebtedness.

                  (L) The term "current indebtedness" shall mean all indebtedness other than funded indebtedness, and, without limitation, shall include (1) all indebtedness maturing on demand or within one year after the date as of which such determination is made, (2) final maturities and prepayments of indebtedness and sinking fund payments (including, with respect to the Notes, not only (a) fixed prepayments, but also (b) other prepayments on and after the date of notice of prepayment thereof pursuant to section 6) required to be made in respect of any indebtedness within one year after said date, and (3) all other items (including taxes accrued as estimated) which in accordance with good accounting practice would be included as current liabilities.

                  (M) The term "default rate" shall mean the greater of (1) 8.69% per annum, or (2) the prime rate of interest as announced from time to time by The First National Bank of Chicago (or if not so announced by said bank then the prime rate as reported from time to time in the money rate section of The Wall Street Journal).

                  (N) The term "events of default" shall have the meaning specified in section 12.

                  (O) The term "funded indebtedness" shall mean all indebtedness (including capitalized payment obligations under capitalized leases) which by its terms matures more than one year from the date as of which any calculation of funded indebtedness is made. Funded indebtedness shall also include the amount by which vested benefits under employee pension benefit plans exceeds the value of assets of such plans allocable to such vested benefit, if any.

                  (P) The term "good accounting practice" shall mean, as to a particular corporation, such accounting practices as, in the opinion of the independent accountants regularly retained by such corporation, conforms at the time to generally accepted accounting principles.

                  (Q) The term "indebtedness" of any corporation shall mean and include (1) all items which, in accordance with good accounting practice, would be included on the liability side of a balance sheet of such corporation as of the date as of which indebtedness is to be determined, including all capitalized payment obligations created or arising under any capitalized lease, but excluding capital stock, capital, paid-in and earned surplus, surplus reserves which in effect are appropriations of surplus or offsets to asset values (other than all reserves in respect of obligations, the amount, applicability or validity of which is at such date being contested in good faith by such corporation) and deferred credits, (2) indebtedness secured by any mortgage, pledge, security interest or lien existing on property owned subject to such mortgage, pledge, security interest or lien whether or not the indebtedness secured thereby shall have been assumed, (3) all proper accruals for federal and other taxes based on or measured by income or profits, and (4) except for guaranties referred to in clauses

         (1) and (2) of paragraph (D) of section 9, all indebtedness guaranteed, directly or indirectly, in any manner by such corporation, or in effect guaranteed or supported, directly or indirectly, by such corporation through an agreement, contingent or otherwise, (a) to purchase the indebtedness, (b) to purchase, sell, transport or lease (as lessee or lessor) property or to purchase or sell services at prices or in amounts designed to enable the debtor to make payment of the indebtedness or to assure the owner of the indebtedness against loss, or (c) to supply funds to or in any other manner invest in the debtor; provided, however, that such term shall not mean and include any indebtedness in respect of which moneys sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such indebtedness may be duly called for redemption and payment) shall be deposited with a depositary, agency or trustee in trust for the payment thereof, but only if, in the case of indebtedness to be redeemed prior to the maturity thereof, any notice of redemption required by the terms thereof shall have been duly given or provision satisfactory to the depositary, agent or trustee, as the case may be, shall have been made for the giving of such notice.

                  (R) The term "investment" shall include any investment, in cash or by the delivery of other property (except against receipt of the fair value thereof in cash or in the ordinary course of business), whether by acquisition of stock, securities or other indebtedness, or by loan, advance, capital contribution, transfer of property or otherwise; provided, however, that (1) the acquisition of stock, securities or other indebtedness of, or a loan, advance capital contribution or transfer of property to, a restricted subsidiary (or a corporation which by reason of such transaction will become a restricted subsidiary) by the Company or one of its restricted subsidiaries, or (2) the purchase, acquisition or ownership by the Company or a restricted subsidiary of (a) readily marketable securities issued by states or municipalities within the United States of America or agencies or subdivisions thereof rated "A" or better by any recognized rating agency, (b) direct obligations of, or obligations unconditionally guaranteed by, the United States of America or any agency thereof, (c) commercial paper maturing within not more than 270 days from the date of issuance thereof which is issued by any corporation organized and doing business under the laws of the United States of America or any state thereof and which is rated "Prime 1" by Moody's Investors Service, Inc. or "A-1" by Standard and Poor's Corporation (or comparably rated by such organizations or any successors thereto if the rating system is changed or there are such successors), (d) certificates of deposit issued by any commercial bank organized and doing business under the laws of the United States of America or any state thereof and having
         (x) capital, surplus and undivided profits aggregating more than $50,000,000, and (y) outstanding commercial paper which, at the time of acquisition of such certificates of deposit by the Company or any restricted subsidiary is rated "Prime 1" by Moody's Investors Service, Inc. or "A-1" by Standard and Poor's Corporation (or comparably rated by such organizations or any successors thereto if the rating system is changed or there are any successors), and (e) trade accounts payable to the Company or a restricted subsidiary within six months from the date such liability arose, shall not be deemed an "investment."

                  (S) The term "net income" of any corporation for any fiscal period shall mean the net income (or the net deficit, if expenses and charges exceed revenues and other proper income credits) of such corporation for such period, determined in the following manner:

                           (1) The gross revenues and other proper income credits of such corporation shall be computed for such period in accordance with good accounting practice; provided that in any event there shall not be included in such gross revenues and income credits any write up in the book value of any asset resulting from the revaluation thereof;

                           (2) From the amount of such gross revenues and other proper income credits for such period determined as provided in the preceding clause (1), there shall be deducted an amount equal to the aggregate of all expenses and other proper income charges for such period, determined in accordance with good accounting practice but in any event deducting (without in any respect limiting the generality of the foregoing) the following items: (a) all interest charges;
                 (b) amortization of debt discount and expense and any other amortization of deferred charges properly subject to amortization; (c) provision for all taxes whether in respect of property, income, excess profits or otherwise; (d) provisions for all contingency and other reserves whether general or special; and (e) provision for depreciation, depletion, obsolescence and amortization of the properties of such corporation (including depreciation and amortization of leasehold improvements) in amounts not less than the aggregate amount actually deducted on its books and not less than the aggregate amount claimed (but adjusted for any disallowance) or to be claimed by such corporation for federal income tax purposes for such period; provided, however, that in lieu of accelerated depreciation permitted under the Internal Revenue Code of 1986, as amended, the corporation may at its option provide for depreciation and amortization in amounts based on the normal rates customarily employed by the corporation for identical or similar types of property in the preparation of its audited financial statements, and in such event the corporation shall establish and shall maintain in accordance with good accounting practice an appropriate reserve in respect of any tax savings as a result of charging for tax purposes such accelerated depreciation or accelerated amortization;

         provided that, in determining the amount to be included in clauses (1) and (2) above, (i) any federal tax adjustments for any period prior to January 1, 1995 shall not be a proper charge or credit to income for any period subsequent to that date, and any federal tax adjustment for any period subsequent to December 31, 1994 shall be included as a proper charge or credit to income for the year in which actually received or paid, except to the extent, if any, to which the amount of such latter adjustment is charged to a proper reserve for federal taxes set up out of income for any period subsequent to December 31, 1994; (ii) any adjustments for any period prior to January 1, 1995 resulting from any renegotiation or price redetermination in respect of any Government prime contract, or any subcontract under any Government prime contract, shall not be included as a proper charge or credit to income for any period subsequent to that date, and any such renegotiation or price redetermination adjustment for any period subsequent to December 31, 1994 shall be included as a proper charge or credit to income for the year in which actually received or paid, except to the extent, if any, to which the amount of such adjustment is charged to a proper reserve for renegotiation or price redetermination set up out of income for any period subsequent to December 31, 1994; (iii) any earnings of, and dividends payable to, such corporation in currencies which at the time are blocked against conversion into United States currency shall not be included as a proper charge or credit to income for any period subsequent to December 31, 1994; (iv) any undistributed earnings of, and dividends payable by, unconsolidated subsidiaries or any other person (other than a restricted subsidiary) shall not be included as a proper charge or credit to income for any period subsequent to December 31, 1994;
         (v) any gains on the sale or other disposition of capital assets and taxes on such excluded gains shall not be included as a proper charge or credit to income for any period subsequent to December 31, 1994;
         (vi) net earnings and losses of any corporation (other than a subsidiary) substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of acquisition shall not be included as a proper charge or credit to income for any period subsequent to December 31, 1994; (vii) net earnings or losses of any corporation (other than a restricted subsidiary) with which the Company or a restricted subsidiary shall have consolidated or which shall have merged into or with the Company or a restricted subsidiary prior to the date of such consolidation or merger shall not be included as a proper charge or credit to income for any period subsequent to December 31, 1994; and (viii) any portion of the net earnings of any restricted subsidiary which for any reason is unavailable for the payment of dividends to the Company or any other restricted subsidiary shall not be included as a proper credit to income for any period subsequent to December 31, 1994. The term "capital assets" of any corporation as used herein shall include all fixed assets, both tangible (such as land, buildings, machinery and equipment) and intangible (such as patents, copyrights, trademarks, trade names, formulae and good will), and securities.

                  (T) The term "person" shall include any individual, a corporation, a partnership or a government, foreign or domestic, or any agency or political subdivision thereof.

                  (U) The term "restricted subsidiary" shall mean any subsidiary of the Company which (i) is organized under the laws of any state of the United States of America or under the laws of Canada or any province thereof, (ii) has substantially all of its assets located within, and operates substantially within, the United States of America or Canada, (iii) at least 50% of the outstanding voting stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, by one or more of its wholly-owned restricted subsidiaries or by the Company and one or more of its wholly-owned restricted subsidiaries, and (iv) which the Company designates as a restricted subsidiary, by notice to the holders of the Notes in the manner in section 6 provided, at the date on which the Notes shall be originally issued or subsequent to the acquisition of any such subsidiary by the Company; provided, however, that the Company may not designate any subsidiary as a restricted subsidiary unless at the time of such designation, and after giving effect thereto, (a) the Company could become liable for at least $1.00 of additional unsecured funded indebtedness pursuant to clause (3) of paragraph (A) of section 9, and (b) no default or event which the passage of time or giving of notice, or both, would constitute an event of default would exist; and provided further that the Company may not subsequently change the designation of any such subsidiary from restricted subsidiary to unrestricted subsidiary.

                  (V) The term "subsidiary" shall mean, as to a particular parent corporation, any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such parent corporation, by one or more of its subsidiaries or by such parent corporation and one or more of its subsidiaries.

                  (W) The term "tangible net worth" of any corporation shall mean the sum of the amounts set forth on the balance sheet of such corporation, prepared in accordance with good accounting practice and as of any date selected by such corporation not more than 45 days prior to the taking of any action for the purpose of which the determination is being made, which appears as (1) the par or stated value of all outstanding stock, (2) capital, paid-in and earned surplus and (3) deferred taxes and investment tax credits, less the sum of (a) any surplus resulting from any write-up of assets subsequent to December 31, 1994, (b) good will, including any amounts (however designated on such balance sheet) representing the cost of acquisitions of restricted subsidiaries in excess of underlying tangible assets, unless an appraisal of such assets made by a reputable firm of appraisers at the time of acquisition shall indicate sufficient value to cover such excess, (c) any amounts by which investments in persons appearing on the asset side of such balance sheet exceed the lesser of cost or the proportionate share of such corporation in the book value of the assets of such persons, provided that such book value shall be reduced by any amounts representing restrictions on the payment of dividends by such persons pursuant to any law, charter provision, mortgage or indenture or, in lieu of the foregoing, any investment may be carried at its market value if the securities representing such investment are publicly traded, (d) patents, trademarks, copyrights, leasehold improvements not recoverable at the expiration of a lease and deferred charges (including, but not limited to, unamortized debt discount and expense, organization expenses, experimental and development expenses, but excluding prepaid expenses), (e) any amounts at which shares of capital stock of such corporation appear on the asset side of such balance sheet, and (f) any amount of indebtedness not included on the liability side of such balance sheet.

                  (X) The term "unrestricted subsidiary" shall mean any subsidiary other than a restricted subsidiary.

                  (Y) The term "wholly-owned restricted subsidiary" shall mean any restricted subsidiary all of whose outstanding stock of all classes (other than directors' qualifying shares) at the time is owned directly or indirectly by the Company, or by one or more of its wholly-owned restricted subsidiaries or by the Company and one or more of its wholly-owned restricted subsidiaries.

         Section 12. Events of Default and Remedies;. When any event of default (hereafter defined) described in paragraph (A) below has happened and is continuing, the holder or holders of 25% or more of the principal amount of Series A
Notes at the time outstanding may, and when any event of default described in paragraph (B), (C), (F), (G) or (H) below has happened and is continuing, the holder or holders of 51% or more of the principal amount of Series A Notes at the time outstanding may, by written notice to the Company, declare the entire principal and all interest accrued on all Series A Notes to be, and all such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, however, when any event of default described in paragraph (A) below has happened and is continuing with respect to any Series A Note, the holder of such Series A Note may, by written notice to the Company, declare the entire principal and all interest accrued on such Series A Note to be, and such Series A Note shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any event of default described in paragraph (D) or (E) below has occurred, then all outstanding Series A Notes shall immediately become due and payable without presentment, demand or notice of any kind. If the event of default on which any such acceleration or declaration is based is an event of default other than an event of default described in paragraph (D) or (E) below, then in such event, in addition to the amounts required to be paid by the Company in accordance with the foregoing provisions of this section 12, the Company shall also pay, to the extent permitted by law, an amount (as liquidated damages for the loss of the bargain evidenced hereby and not as a penalty) equal to the make whole premium amount described in section 4 above.

         The provisions of this section 12 are subject to the condition that if the principal of and accrued interest on all or any outstanding Series A Notes have been declared or become immediately due and payable by reason of the occurrence of any event of default described in paragraphs (A) through (H), below, the holders of 66-2/3% in aggregate principal amount of the Series A Notes then outstanding may, by written instrument filed with the Company, rescind and annul such acceleration and the consequences thereof, provided that at the time such acceleration is annulled and rescinded:

                  (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Series A Notes;

                  (b) all arrears of interest upon all the Series A Notes and all other sums payable under the Series A Notes (except any principal, interest or premium on the Series A Notes which has become due and payable solely by reason of such acceleration under this section 12) shall have been duly paid; and

                  (c) each and every other event of default shall have been made good, cured or waived pursuant to section 10 hereof;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent event of default or impair any right consequent thereto.

         The events listed in paragraph (A) through (H) below are called "events of default":

                  (A) default shall be made by the Company (1) in the payment of principal of, or premium, if any, on, any Note when and as the same shall become due and payable, whether at maturity thereof, on a date fixed for prepayment (in this Note or in any notice of prepayment), by acceleration or otherwise, or (2) in the payment of interest on any Note when and as the same shall become due and payable and such default in the payment of interest shall continue for a period of 5 days; or

                  (B) default shall be made in the performance or observance of any covenant, condition or agreement contained in section 9 and such default shall continue for a period of 30 days; or

                  (C) default shall be made in the performance or observance of any other of the covenants, conditions or agreements in this Note set forth or in the Loan Agreement dated as of June 15, 1995 pursuant to which this Note was initially issued and such default shall continue for a period of 30 days after the earlier of (1) the Company becoming aware of such default, and (2) written notice to the Company from the holder of any Note stating the specific default or defaults; or any representation or warranty made by the Company herein or in said Loan Agreement, or furnished in writing in connection with or pursuant to this Note or said Loan Agreement shall be false in any material respect on the date as of which such representation or warranty is made; or

                  (D) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company or any restricted subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for the Company or any such subsidiary under the federal bankruptcy laws, or any other similar applicable federal or state law, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or any restricted subsidiary or a substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or any substantial part of the property of the Company or any restricted subsidiary shall be sequestered or attached and shall not be returned to the possession of the Company or such subsidiary or released from such attachment within 60 days thereafter; or

                  (E) the Company or any restricted subsidiary shall institute proceedings to be adjudged a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under the federal bankruptcy laws, or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall voluntarily suspend transaction of its usual business, or corporate action shall be taken by the Company or any such subsidiary in furtherance of any of the aforesaid purposes; or

                  (F) the Company or any restricted subsidiary fails to make any payment due on any indebtedness having a principal amount greater than $2,500,000 or any event shall occur (other than the mere passage of time) or any condition shall exist in respect of any indebtedness of the Company or any restricted subsidiary, or under any agreement securing or relating to such indebtedness and any such event or condition continues beyond any applicable period of grace, if any, the effect of which is to cause (or permit any holder of such indebtedness or other Security or a trustee to cause) such indebtedness or other Security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

                  (G) final judgment for the payment of money in excess of $250,000 shall be rendered against the Company or any restricted subsidiary and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed; or

                  (H) a change of control (as defined in paragraph 4(D)) shall occur and continue for more than 40 days or a default shall occur in giving notice of any change of control pursuant to the provisions of paragraph 8(K).

         In case any one or more of the events of default specified above in this section 12 shall have happened and be continuing, the holder of this Note may proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or, subject to the first paragraph of this section 12, may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note.

         In case of a default in the payment of any principal of, premium, if any, or interest on, any Note, the Company will pay to the holder thereof such further amount as shall be sufficient to cover the cost and expense of collection, including (without limitation) reasonable attorneys' fees.

            Section 13. No Waiver. No course of dealing between the Company and the holder hereof or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any rights of any holder hereof, except to the extent expressly waived in writing by the holder hereof.

            Section 14. Loss, Theft, Destruction or Mutilation of Note;. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and of indemnity or security reasonably satisfactory to the Company (or, if this Note shall then be held by an institutional investor, an indemnity agreement therefrom), and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note if mutilated, the Company will make and deliver a new Note of like tenor in lieu of this Note. Any Note made and delivered in accordance with the provisions of this section 14 shall be dated as of the date to which interest has been paid on this Note or, if no interest has theretofore been paid on this Note, then dated the date hereof.

            Section 15. Governing Law;. This Note shall be construed in accordance with and governed by the laws of the State of Illinois.

            Section 16. Successors and Assigns;. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

            Section 17. Headings;. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

         In Witness Whereof, STEPAN COMPANY has caused this Note to be signed in its corporate name by a duly authorized officer and to be dated as of the day and year first above written.

                                        STEPAN COMPANY



                                        By
                                           Its

No. RB-
PPN:  858586 D@ 6
                                 STEPAN COMPANY

               7.77% Promissory Note, Series B, Due June 30, 2010
$______________                                          ______________, ______

         STEPAN COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), for value received, hereby promises to pay to or registered assigns, on June 30, 2010,
                            the principal amount of



to the extent not theretofore prepaid pursuant to the terms of this Note, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the principal office of the Company in Northfield, Illinois, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount hereof from the date hereof, in like coin or currency, at such office, semi-annually on the thirtieth day of June and December in each year, at the rate of 7.77% per annum until the unpaid principal amount hereof shall have become due and payable and at the default rate thereafter and, so far as may be lawful, to pay interest on any overdue installment of interest at the default rate at such principal office in like coin or currency.

             Section 1. The Notes;. This Note is one of a number of promissory notes (hereinafter called the "Notes"), in the aggregate principal amount of $40,000,000, consisting of $10,000,000 aggregate principal amount of 7.69% Promissory Notes, Series A (the "Series A Notes") and $30,000,000 aggregate principal amount of 7.77% Promissory Notes, Series B (the "Series B Notes"), of which this Note is one, all issued or to be issued pursuant to separate and several loan agreements each dated as of June 15, 1995 entered into by the Company with the lenders therein referred to.

             Section 2. Exchanges;. The holder of this Series B Note, or of any note or Notes substituted therefor pursuant to the provisions of this section 2, may at its option, in person or by duly authorized attorney, surrender the same for exchange at the principal office of the Company in Northfield, Illinois accompanied by a written instrument of transfer duly executed by the registered holder hereof and, within a reasonable time thereafter and without expenses (other than transfer taxes, if any), receive in exchange therefor one or more duly executed printed Note or Notes, each of the same series, in the principal amount of $100,000 or any integral multiple of $10,000 in excess thereof, dated as of the date to which interest has been paid on the Note or Notes so surrendered or, if no interest has yet been so paid, then dated the date hereof, and payable to such person or persons as may be designated by such holder, for the same aggregate principal amount as the then unpaid principal amount of the Note or Notes so surrendered. The Company covenants and agrees to take and cause to be taken all action necessary to effect such exchanges.

             Section 3. Payments to Registered Holder;. The person in whose name this Note is registered shall be deemed to be and treated as the owner and holder hereof for all purposes and payment of or on account of the principal, premium, if any or interest hereon shall be made to or upon the written order of the registered holder.

             Section 4.     Prepayment of Notes;.

          (A) Required Prepayments;. In addition to paying the entire outstanding principal amount and the interest due on the Series B Notes on the maturity date thereof, on June 30 in each year, commencing June 30, 2000 and ending June 30, 2009 (herein called "fixed payment dates") both inclusive the Company will prepay and apply and there shall become due and payable the sum of $2,727,273 on the principal indebtedness evidenced by the Series B Notes. No premium shall be payable in connection with any required prepayment made pursuant to this paragraph 4(A). Any payment of less than all of the Series B Notes pursuant to the provisions of paragraphs (B), (C) or (D) of this section 4 shall not relieve the Company of the obligation to make the required payments or prepayments on the Series B Notes in accordance with the terms of this paragraph 4(A); provided, however, that if and to the extent that any prepayment of Series B Notes pursuant to the provisions of paragraph 4(D) below does not result in the prepayment of all of the prepayment of all of the Series B Notes then outstanding, the remaining prepayments required to be made pursuant to this paragraph 4(A) shall, in each case, be reduced in the same proportion that the principal amount of Series B Notes outstanding immediately prior to such prepayment pursuant to paragraph 4(D) is reduced by such prepayment.

          (B)    Optional Prepayments without Premium;.

                  (x)     On a Fixed Payment Date.  Upon compliance with
         section 6 the Company shall have the privilege (which shall be non cumulative) of prepaying outstanding Series B Notes on any fixed payment date in units of $100,000 or an integral multiple of $10,000 in excess thereof, by payments of the principal amount of the Series B Notes to be prepaid and accrued interest thereon to the date of such payment and without premium; provided however that (i) the principal amount of Series B Notes prepaid pursuant to this subparagraph 4(B)(x) on any one fixed payment date shall not exceed the principal amount of the Series B Notes required to be prepaid pursuant to paragraph 4(A) on such fixed payment date, (ii) the aggregate amount of all Series B Notes prepaid pursuant to this subparagraph 4(B)(x) shall not exceed an amount equal to the excess, if any, of $10,000,000 over the aggregate amount of all Series A Notes prepaid pursuant to subparagraph 4(B)(y), and (iii) the Company shall have, concurrently with such prepayment, prepaid the same pro rata portion of the Series A Notes pursuant to the provisions of subparagraph 4(B)(x) of said Series A Notes.

                  (y) Upon Sale of Phthalic Anhydride Assets. In the event that the Company shall have sold 50% or more of the assets relating to its phthalic anhydride operations, the Company shall have the privilege, upon compliance with section 6, of applying all or any portion of the net cash proceeds from such sale to the prepayment of outstanding Series B Notes (but if less than all of the Series B Notes are then to be prepaid pursuant to this subparagraph 4(A)(y), then in units of $100,000 or an integral multiple of $10,000 in excess thereof) by payment of the principal amount of the Series B Notes to be prepaid and accrued interest thereon to the date of such prepayment and without premium; provided, however, that (a) such prepayment shall occur on or prior to June 30, 1996, (b) the Company shall have, concurrently with such prepayment, prepaid the same pro rata portion of the Series A Notes pursuant to the provisions of subparagraph 4(B)(y) of said Series A Notes and (c) that notice of any prepayment pursuant to this subparagraph 4(B)(y) shall be made within 30 days of such sale.

          (C) Optional Prepayment with Premium;. In addition to the prepayments required by paragraph 4(A) and the rights of prepayment set forth in 4(B) the Company shall have the privilege at any time and from time to time of prepaying the outstanding Series B Notes either in whole or in part (but if in part then in units of $1,000,000 or an integral multiple of $10,000 in excess thereof) by payment of the principal amount of the Series B Notes or the portion thereof to be prepaid and accrued interest thereon to the date of such prepayment together with the make whole premium amount; provided that the Company shall have, concurrently with such prepayment, prepaid the same pro rata portion of the Series A Notes pursuant to the provisions of paragraph 4(C) of said Series A Notes.

         For purposes of this paragraph 4(C) and section 12 below:

                 The term "make whole premium amount" shall mean, to the extent that the adjusted treasury reinvestment yield at such time is lower than 7.77% per annum, the excess of (a) the present value of the remaining scheduled principal and interest payments and prepayments to become due on that portion of the Series B Notes to be prepaid, taking into account the required application of such prepayment to the scheduled payments and prepayments on the Series B Notes, all determined by discounting such payments and prepayments at a rate that is equal to the adjusted treasury reinvestment yield, over (b) the aggregate principal amount of the Series B Notes plus accrued interest to be paid or prepaid. To the extent that the adjusted treasury reinvestment yield at the time of such prepayment or payment is equal to or higher than 7.77% per annum, the make whole premium amount is zero.

                 The term "adjusted treasury reinvestment yield" shall mean, as of the date of any determination thereof, the sum of (i) the then applicable treasury reinvestment yield, plus (ii) 50 basis points.

                 The term "treasury reinvestment yield" shall be (a) the yield reported on the third business day preceding the date of prepayment or payment on page "USD" of the Bloomberg Financial Markets Service Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) at 10:00 A.M. (New York time) for United States government securities having a maturity corresponding to the remaining weighted average life to maturity of the principal of the Series B Notes as of the date of such prepayment or payment, as the case may be, rounded to the nearest month, or (b) in the event that no such nationally recognized trading screen reporting on-line trading in United States government securities is available, "treasury reinvestment yield" shall mean the arithmetic mean of the yields published in the weekly statistical release designated H.15(519) of the Federal Reserve System under the caption "U.S. Government Securities-Treasury Constant Maturities" (the "statistical release") or if the statistical release is not published, the arithmetic mean of such reasonably comparable index as may be designated by the holders of at least 51% in aggregate principal amount of the outstanding Series B Notes, for the maturity corresponding to the remaining weighted average life to maturity of the Series B Notes as of the date of such prepayment or payment, as the case may be, rounded to the nearest month. If no maturity exactly corresponds to such rounded weighted average life to maturity, the yields for the two most closely corresponding published maturities shall be calculated pursuant to the immediately preceding sentence and the treasury reinvestment yield shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes of calculating the treasury reinvestment yield, the most recent statistical release published prior to the third business day preceding the date of prepayment or payment shall be used.

                 The term "weighted average life to maturity" shall mean as at the time of the determination thereof the number of years obtained by dividing the then remaining dollar-years of the Series B Notes by the aggregate amount of all remaining scheduled principal and interest payments (including the payments at final maturity) to be made on the Series B Notes. The term "remaining dollar-years" of the Series B Notes means the product obtained by (1) multiplying (A) the amount of each of the remaining scheduled principal and interest payments (including the payments at final maturity), by (B) the number of years (calculated at the nearest one-twelfth) which will elapse between the date of determination of the weighted average life to maturity of the Series B Notes and the date of required payment is due and (2) totaling all the products obtained in (1).

          (D) Prepayment on Failure of Holders to Consent to Change of Control;. In the event that the Company shall request the holders of the Series B Notes in writing to consent to a change of control and the holder or holders of any Series B Notes shall, within 30 days following the receipt of such a request, have refused in writing to consent to a change of control, then the Company may, at any time within 5 days after the earlier of (x) the receipt of a response to such request from the holder or holders of 100% of the outstanding Series B Notes, or (y) the expiration of such 30 day period, and upon not less than three business days prior written notice, prepay all (but not less than all) Series B Notes held by each holder which has refused to consent to such change of control by prepayment of the principal amount thereof and accrued interest thereon to the date of such prepayment. Any holder which has failed to respond to such request prior to the expiration of such 30 day period shall, for purposes hereof, be deemed to have consented to such change of control. Any request by the Company made pursuant to this paragraph 4(D) shall set forth (i) a summary of the transaction or transactions causing the change of control, (ii) the name and address of the "person" described in clause (i) or (ii) of the definition of the term "change of control" set forth below, (iii) such financial or other information as would be reasonably necessary for each holder to make an informed decision with respect to such request, and (iv) a statement as to whether, at the time of such change of control and after giving effect thereto, either any event of default or any event which, with the passage of time or giving of notice, or both, would become an event of default, shall have occurred and be continuing. In the event that the Company shall receive a response to its request from any holder of a Series B Note, it will promptly advise, in writing, all other holders of Series B Notes of such response and the source and content thereof.

         For purposes of this paragraph 4(D) and paragraphs 8(K) and 12(H) below, the term "change of control" shall mean and shall be deemed to have occurred, (i) upon the acquisition by any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership, direct or indirect, of more than 50% of the outstanding voting stock of the Company, or (ii) upon the acquisition of the Company, or all or substantially all of its assets by, or the combination of the Company, or all or substantially all of its assets with, another "person" (as defined above), unless the acquiring or surviving "person" shall be a corporation more than 50% of the outstanding voting stock of which is owned, immediately after such acquisition or combination, by the owners of the voting stock of the Company immediately prior to such acquisition or combination. The term "acquisition" shall mean the earlier to occur of (x) the actual possession of the subject voting stock or assets, and (y) the consummation of any transaction or series of related transactions which, with the passage of time, will give such person the actual possession thereof. The term "voting stock" shall mean securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

             Section 5. Partial Prepayments to be Pro Rata where More than One Series B Note Outstanding;. In the event of any prepayment of less than all of the outstanding Series B Notes pursuant to the provisions of paragraphs 4(A), 4(B) or 4(C), at a time when more than one Series B Note is outstanding, the principal amount of the Series B Notes so to be prepaid shall be allocated among the respective Series B Notes and holders thereof so that the principal amount to be prepaid to each holder pursuant to any section hereof shall bear the same ratio to the aggregate principal amount then to be prepaid pursuant to such section as the principal amount of Series B Notes then held by such holder bears to the aggregate principal amount of all Series B Notes then outstanding, except that if upon any allocation on such basis the amounts so to be prepaid to any such holder pursuant to any section hereof would not be an exact multiple of $1,000, then additional or lesser amounts not exceeding $1,000 may be allocated by the Company to such holder, or if the amount so to be prepaid to any such holder pursuant to such section would be less than $1,000, then no amount need be allocated to such holder, in each such case so long as allocations of prepayments among the respective Notes and holders thereof shall be appropriate to maintain, from time to time, through successive partial prepayments as nearly as practicable the ratio above provided. Prepayments of Series B Notes pursuant to the provisions of paragraph 4(D) shall be allocated as therein provided.

             Section 6.     Notice of Prepayment and Other Notices;.

                    (A) Prepayment Notice;. If the Company shall elect to prepay this Note or any portion hereof pursuant to paragraph 4(B) or 4(C), the Company shall give notice of such prepayment in writing not less than 30 nor more than 60 days prior to the date fixed for such prepayment, specifying (i) the prepayment date, (ii) the principal amount to be prepaid on this Note and on all the other outstanding Notes, (iii) an estimate of the make whole premium amount, if any, applicable to the prepayment of this Note, and (iv) accrued interest applicable to such prepayment. A computation of the amount, if any, of any make whole premium amount payable in connection with a prepayment of this Note shall be furnished to the holder hereof as soon as practicable after determination of such premium and, in all events, not less than three business days prior to the date of such prepayment.

          (B) Mailing of Notices;. Such notice of prepayment, and all other notices to be given to any holder of this Note, shall be sent by prepaid overnight courier to the payee herein named, irrespective of whether the payee is the holder of this Note; provided, however, that if any subsequent holder of this Note shall have presented it to the Company for inspection at the office of the Company maintained as provided in paragraph (A) of section 8, and shall have delivered to the Company at such office a written notice of the acquisition by such holder of this Note and designated in writing an address to which notices in respect of this Note shall be mailed, such notices shall be sent to such holder at such designated address instead of to the payee herein named. All notices to be given to any holder of this Note shall be deemed to have been given only upon actual receipt by such holder. In the case of a properly addressed notice, the Company shall not be required to determine the authority of any person signing or initialling a confirmation of receipt.

             Section 7. Notes Due and Interest Ceases on Prepayment Date; Evidence of Partial Prepayment; New Notes. Upon notice of prepayment being given as in this Note provided, the Company shall be obligated to prepay, at the principal office of the Company in Northfield, Illinois, on the date specified in such notice, this Note or such portion hereof to be prepaid as is specified in such notice at the principal amount thereof, plus accrued interest thereon to the date so specified and the applicable make whole premium amount, if any. If this Note is designated for prepayment in whole or in part as hereinbefore provided, then this Note or such portion hereof as is designated for prepayment, as the case may be, shall cease to bear interest on and after the date fixed for such prepayment provided such prepayment is duly made. Upon the due prepayment in part of this Note, the holder hereof shall surrender it to the Company, which shall thereupon issue and deliver, without charge to such holder, a new Note for the unpaid balance of this Note; provided, however, that instead of surrendering this Note as aforesaid, the holder of this Note may, at its option, present this Note to the Company for notation hereon of the payment of the portion of the principal of this Note so prepaid and this Note shall thereupon be returned to or on the order of the holder hereof. To the extent that any of the Notes are fully prepaid they shall be cancelled and may not be redelivered. Any new Note made and delivered in accordance with the provisions of this section 7 shall be dated as of the date to which interest has been paid on the indebtedness to be evidenced by such new Note, or if no interest has yet been so paid, then dated the date hereof.

             Section 8. Affirmative Covenants;. The Company covenants and agrees that so long as this Note shall be outstanding:

                  (A) Maintenance of Office or Agency;. The Company will maintain an office in Northfield, Illinois or at such other place hereafter designated in writing by the Company by notice to the holder of this Note, where notices, presentations and demands to or upon the Company in respect of this Note may be given or made.

                  (B) Payment of Principal, Premium and Interest;. The Company will punctually pay or cause to be paid the principal and interest, and premium, if any, to become due in respect of all the Notes according to the terms thereof.

                  (C) Maintenance of Corporate Existence;. The Company will at all times do or cause to be done all things necessary to maintain, preserve and renew its corporate existence and the corporate existence of each of its subsidiaries and its and their rights, patents and franchises, and comply with and cause each subsidiary to comply with, all related laws applicable to the Company or its subsidiaries in such manner as counsel shall advise; provided, however, that nothing contained in this paragraph (C) shall (1) require the Company or any subsidiary to comply with any law so long as the validity or applicability thereof shall be contested in good faith, (2) require the Company or any subsidiary to maintain, preserve or renew any right or franchise not necessary or desirable in the conduct of the business of the Company or of such subsidiary, as the case may be, (3) prevent the termination of the corporate existence of any subsidiary if in the opinion of the Board of Directors of the Company such termination is in the best interest of the Company and not disadvantageous to the holders of the Notes, or (4) prevent any transaction by a subsidiary permitted by the provisions of clause (4) or (5) of paragraph (B) of section 9, or any transaction by the Company permitted by the provisions of paragraph (I) of section 9.

                  (D) Properties;. The Company will, in so far as it is not prevented by causes beyond its control, at all times maintain, preserve, protect and keep, or cause to be maintained, preserved, protected and kept, its property and the property of its subsidiaries in good repair, working order and condition and, from time to time, will, in so far as it is not prevented by causes beyond its control, make or cause to be made all repairs, renewals, replacements, extensions, additions, betterments and improvements to its property and the property of its subsidiaries as are needful and proper, so that the business carried on in connection therewith may be conducted properly and efficiently at all times; provided, however, that nothing in this paragraph (D) shall prevent the Company or any subsidiary from selling, abandoning or otherwise disposing of any property if such property is no longer of use in the business of the Company or the subsidiary owning the same, and if, in the opinion of the Company, such sale, abandonment or other disposition is in the best interest of the Company or such subsidiary and not disadvantageous to the holders of the Notes.

                  (E) Insurance;. The Company will provide or cause to be provided for itself and its subsidiaries such insurance against loss or damage of the kinds customarily insured against by corporations similarly situated, with reputable insurers, in such amounts and by such methods as shall be adequate, and will at all times maintain or cause to be maintained in full force and effect, with reputable insurers and in such amounts and by such methods as shall be adequate, public liability insurance against loss or damage to it or its subsidiaries for bodily injury or death in or about any premises occupied by it or its subsidiaries, and liability insurance against loss or damage to it or its subsidiaries for bodily injury or death or injury to property occurring by reason of the operation by it or its subsidiaries of any motor vehicle.

                  (F) Payment of Taxes, Assessments, Etc;. The Company will duly pay and discharge, and cause each of its subsidiaries to duly pay and discharge, as the same become due and payable, all taxes, assessments and governmental and other charges and claims levied or imposed, or which if unpaid might become a lien or charge, upon the franchises, assets, earnings or business of the Company or such subsidiary, as the case may be, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that nothing contained in this paragraph (F) shall require the Company or any such subsidiary to pay any such tax, assessment, charge or claim so long as the Company or such subsidiary in good faith shall contest the validity thereof and shall set aside on its books adequate reserves with respect thereto.

                  (G) Payment of Indebtedness;. The Company will, and will cause each of its subsidiaries to, pay punctually and discharge when due, or renew or extend (except as otherwise prohibited by this Note), any indebtedness heretofore or hereafter incurred by it or any of them, as the case may be, and discharge, perform and observe the covenants, provisions and conditions to be performed, discharged and observed on the part of the Company or such subsidiary, as the case may be, in connection therewith, or in connection with any agreement or other instrument relating thereto, or in connection with any mortgage, pledge, security interest or other lien existing at any time upon any of the property or assets of the Company or such subsidiary, as the case may be; provided, however, that nothing contained in this paragraph (G) shall require the Company or any such subsidiary to pay or discharge or renew or extend any such indebtedness or to discharge, perform or observe any such covenants, provisions and conditions so long as the Company or such subsidiary in good faith shall contest any claim which may be asserted against it in respect of any such indebtedness or of any such covenants, provisions and conditions and shall set aside on its books adequate reserves with respect thereto.

                  (H) Keeping of Books;. The Company will, and will cause each subsidiary to, (1) at all times keep proper books of record and account in which full, true and correct entries will be made of its transactions in accordance with good accounting practice; and (2) set aside on its books from its earnings, for the fiscal year ending December 31, 1995, and each fiscal year thereafter, reserves for depreciation, obsolescence and/or amortization of its properties during such year and all other proper reserves which, in accordance with good accounting practice, should be set aside from such earnings in connection with its business.

                  (I) Compliance with Law;. The Company will, and will cause each of its subsidiaries to, use its best efforts to comply with all applicable statutes, regulations, orders and restrictions of the United States of America, foreign countries, states, provinces, municipalities and agencies and instrumentalities of the foregoing, in respect of the conduct of its respective business and the ownership of its respective property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to equal employment opportunities and environmental standards and controls), except such as are being contested in good faith or with respect to which compliance shall have been waived or extended by the applicable governmental authority.

                  (J) Notice of Default;. If any one or more of the events of default specified in section 12 shall occur, or if the holder of any Note shall demand payment or take any other action permitted upon the occurrence of any such event of default, the Company will at once give notice to all holders of the Notes, specifying the nature of the event of default or of such demand or other action, as the case may be. In the event any indebtedness of the Company (other than the Notes) is declared due and payable before its expressed maturity because of the occurrence of an event of default thereunder, or under any instrument or agreement pursuant to which such indebtedness is issued or securing such indebtedness, the Company will at once give notice in writing of such happening to all holders of the Notes.

                  (K) Notice of Change of Control;. The Company will, within two business days of becoming aware of a change of control (as defined in paragraph 4(D)), give notice thereof to all holders of the Notes.

             Section 9. Negative Covenants;. The Company covenants and agrees that so long as this Note shall be outstanding:

                  (A) Limitations on Funded Indebtedness;. The Company will not create, incur, issue, assume or become or be liable, contingently or otherwise, in respect of any funded indebtedness other than

                           (1) funded indebtedness outstanding as of June 15, 1995 and reflected on Schedule C to the loan agreements and funded indebtedness represented by the Notes;

                           (2) secured funded indebtedness incurred or assumed subsequent to June 15, 1995 solely for the purpose of financing the acquisition of property and secured only as permitted under clauses (2), (3) and (4) of paragraph (C) of this section 9, but only in an amount not exceeding the maximum amount of additional unsecured funded indebtedness which the Company could then incur under clause (3) of this paragraph (A), provided that for purposes of this Note, secured funded indebtedness shall not include indebtedness for money borrowed by the Company against or secured by the cash surrender value of life insurance maintained by the Company on officers or directors of the Company, which indebtedness shall constitute unsecured funded indebtedness for all purposes of this Note;

                           (3) unsecured funded indebtedness incurred or assumed subsequent to June 15, 1995 if, and to the extent that, immediately after giving effect thereto and the application of the proceeds thereof, consolidated funded indebtedness does not exceed an amount equal to 55% of consolidated capitalization, it being understood that the test of this clause (3) is one of incurrence only;

                           (4) indebtedness taking the form of a guaranty of indebtedness of any other person permitted by clause (3) of paragraph (D) of this section 9, but only if, and to the extent that, immediately after giving effect thereto, the limitations set forth in clause (3) of this paragraph (A) shall be satisfied, all such guaranties being treated as funded indebtedness for the purpose of clause (3) of this paragraph (A); and

                           (5) funded indebtedness of the Company incurred solely for the purpose of extending, renewing or refunding any funded indebtedness of the Company then outstanding and permitted by this paragraph (A), but only if, and to the extent that, immediately after giving effect thereto, the limitations set forth in clause (3) of this paragraph (A) shall be satisfied.

                  (B) Limitations on Restricted Subsidiaries;. The Company will not cause, suffer or permit any restricted subsidiary to

                           (1) create, incur, issue, assume or become or be liable, contingently or otherwise, in respect of any indebtedness except (a) indebtedness to the Company or to a wholly-owned restricted subsidiary, (b) unsecured accounts payable and other unsecured obligations (other than as a result of borrowing) incurred in the ordinary course of business of such subsidiary, and (c) indebtedness in addition to that described in subclauses (a) and (b) above; provided that the aggregate principal amount of all such indebtedness permitted by this subclause (c) shall not at any time exceed 10% of consolidated capitalization of the Company and its restricted subsidiaries; and provided further that the sum, without duplication, of (x) the aggregate unpaid principal amount of all such indebtedness permitted by this subclause
                 (c), (y) the aggregate unpaid principal amount of all indebtedness of the Company secured pursuant to the provisions of clauses (2), (3) and (4) of paragraph (C) of this section 9, and (z) the aggregate amount of liabilities of the Company and its restricted subsidiaries secured by liens permitted pursuant to the provisions of clause (11) of paragraph (C) of this section 9, shall not at any time exceed 20% of consolidated capitalization of the Company and its restricted subsidiaries; or

                           (2) issue or sell any shares of its capital stock or securities convertible into such capital stock except (a) issuance or sale of directors' qualifying shares, (b) issuance or sale to the Company or to any wholly-owned restricted subsidiary, and (c) issuance or sale of additional shares of stock of any such subsidiary to any holders thereof entitled to receive or purchase such additional shares through the declaration of a stock dividend or through the exercise of preemptive rights; or

                           (3) sell, assign, transfer or otherwise dispose of any shares of capital stock of any class of any other restricted subsidiary, or any other security of, or any indebtedness owing to it by, any other restricted subsidiary (except in each case to the Company or to a wholly-owned restricted subsidiary) unless such sale, assignment, transfer or other disposition shall meet all the conditions set forth in paragraph (G) of this section 9 which would be applicable to a similar disposition made by the Company; or

                           (4) consolidate with or merge into any other corporation or permit any other corporation to merge into it, except a merger into or consolidation with (a) the Company,
                 (b) any wholly-owned restricted subsidiary or (c) any other corporation if, immediately thereafter, (x) the surviving corporation shall be a restricted subsidiary, (y) the Company shall be in full compliance with all the terms and provisions of the Notes, and (z) the surviving corporation would be permitted to incur at least $1.00 of additional unsecured funded indebtedness pursuant to the provisions of section 9(A)(3) hereof; or

                           (5) sell, lease, transfer or otherwise dispose of all or any substantial part of its property and assets except
                 (a) to the Company or any wholly-owned restricted subsidiary or (b) in the case of a sale to any other person, in compliance with all applicable requirements of paragraphs (G) and (I) of this section 9; or

                           (6) make any investments or commitments to make investments except as expressly permitted by paragraph (E) of this section 9.

                 Any corporation which becomes a restricted subsidiary after the date hereof shall for all purposes of this paragraph (B) be deemed to have created, assumed or incurred, at the time it becomes a restricted subsidiary, all indebtedness of such corporation existing immediately after it becomes a restricted subsidiary.

                  (C) Limitations on Liens;. The Company will not itself, and will not permit or suffer any restricted subsidiary to, create or incur or suffer to be created or incurred or to exist any mortgage, lien, security interest, charge or encumbrance of any kind on, or pledge of, any property or assets of any kind, real or personal, tangible or intangible, of the Company or any such subsidiary, whether owned on the date of original issue of the Notes or thereafter acquired, or acquire or agree to acquire any property or assets of any kind under a conditional sale agreement or other title retention agreement or file or permit the filing of any financing statement under the Uniform Commercial Code or other similar notice under any other similar statute without equally and ratably securing the Series B Notes with all other obligations secured thereby and which security shall be created and conveyed by documentation satisfactory in scope, form and substance to the holders of at least 66-2/3% in aggregate principal amount of the outstanding Series B Notes and which security shall continue in full force and effect until either (x) the same is released by the holders of at least 66-2/3% in aggregate principal amount of outstanding Series B Notes, (y) all other obligations secured thereby are discharged, or (z) the security is released by the holders of all such other obligations, and in any case the Series B Notes shall have the benefit, to the full extent that the holders may be entitled thereto under applicable law, of an equitable lien on such property or assets equally and ratably securing the Series B Notes; provided, however, that the provisions of this paragraph (C) shall not prevent or restrict the creation, incurring or existence of any of the following:

                           (1) any mortgage, lien, security interest, charge or encumbrance on, or pledge of, any property or assets of any such subsidiary to secure indebtedness owing by it to the Company or a wholly-owned restricted subsidiary;

                           (2) purchase money mortgages or other liens on real property (including leaseholds) and fixtures thereon, acquired by the Company or any such subsidiary, to secure the purchase price of such property (or to secure indebtedness incurred solely for the purpose of financing the acquisition of any such property to be subject to such mortgage or other lien) and created contemporaneously with such acquisition or within 180 days thereafter, or mortgages or other liens existing on any such property at the time of acquisition of such property by the Company or by such subsidiary, whether or not assumed, or any mortgage or lien on real property of such subsidiary existing at the time of acquisition of such subsidiary, provided that at the time of the acquisition of the property by the Company or a restricted subsidiary, or at the time of the acquisition of the restricted subsidiary by the Company, as the case may be, (a) the principal amount of the indebtedness secured by each such mortgage or lien, plus the principal amount of all other indebtedness secured by mortgages or liens on the same property, shall not exceed 75% (100% in the case of capitalized leases) of the cost (which shall be deemed to include the amount of all indebtedness secured by mortgages or other liens, including existing liens, on such property) of such property to the Company or any such subsidiary, or 75% (100% in the case of capitalized leases) of the fair value thereof (without deduction of the indebtedness secured by mortgages or liens on such property) at the time of the acquisition thereof by the Company or such subsidiary, whichever is the lesser, and (b) every mortgage or lien shall apply only to the property originally subject thereto and fixed improvements constructed thereon;

                           (3) refundings or extensions of the mortgages or liens permitted in the foregoing clause (2) for amounts not exceeding the principal amounts of the indebtedness so refunded or extended at the time of the refunding or extension thereof, and applying only to the same property theretofore subject to the same and fixed improvements constructed thereon;

                           (4) the owning or acquiring or agreeing to acquire machinery or equipment useful for the business of the Company or any such subsidiary subject to or upon chattel mortgages or conditional sale agreements or other title retention agreements, provided that the principal amounts of the indebtedness secured by such chattel mortgages, plus the aggregate amounts payable under such conditional sale agreements and other title retention agreements, shall not exceed the limitations set forth in clause (2) of paragraph
                 (A) of this section 9;

                  (5) deposits, liens or pledges to enable the Company or any such subsidiary to exercise any privilege or license, or to secure payments of workmen's compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any such subsidiary is a party, or to secure public or statutory obligations of the Company or any such subsidiary, or to secure surety, stay or appeal bonds to which the Company or any such subsidiary is a party, but, as to all of the foregoing, only if the same shall arise and continue in the ordinary course of business; or other similar deposits or pledges made and continued in the ordinary course of business;

                  (6) mechanic's, workmen's, repairmen's or carriers' liens, but only if arising, and only so long as continuing, in the ordinary course of business; or other similar liens arising and continuing in the ordinary course of business; or deposits or pledges in the ordinary course of business to obtain the release of any such liens;

                  (7) liens arising out of judgments or awards against the Company or any such subsidiary with respect to which the Company or such subsidiary shall in good faith be prosecuting an appeal or proceedings for review; or liens incurred by the Company or any such subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company or such subsidiary is a party;

                  (8) liens for taxes not yet subject to penalties for non-payment or contested as permitted by paragraph (F) of section 8, or minor survey exceptions, or minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company or of such subsidiary owning the same;

                  (9) liens: (i) in favor of the United States of America or any department or agency thereof or in favor of a prime contractor under a United States Government contract, and (ii) resulting from the acceptance of progress or partial payments under United States Government contracts or subcontracts thereunder;

                 (10)     any arrangement permitted by paragraph (J) of this
         section 9;

                 (11) inchoate liens arising under the Employee Retirement Income Security Act of 1974, as amended, to secure contingent liabilities under said Act;

                 (12) security interest evidenced by a UCC-1 financing statement to secure an obligation not exceeding $1,000,000 in favor of Millmaster/Onyx Chemical Company as vendor of certain chemical inventories located in Northfield, Illinois; or

                 (13) liens on accounts receivable and ancillary rights sold (or in which participating interests are sold) in compliance with all applicable requirements of paragraph (I) of this section 9 provided however that

                           (x) the aggregate unpaid principal amount of all indebtedness of the Company and its restricted subsidiaries secured by the mortgages or liens permitted by clauses (2),
                 (3) and (4) of this paragraph (C) shall not at any time exceed an amount equal to 10% of consolidated capitalization; and

                           (y)    the sum, without duplication, of

                           (i) the aggregate unpaid principal amount of all indebtedness of the Company secured by the mortgages or liens permitted by clauses (2), (3) and (4) of this paragraph (C);

                          (ii) the aggregate unpaid principal amount of all indebtedness of restricted subsidiaries permitted by subclause
                 (c) of clause (1) of paragraph (B) of this section 9; and

                         (iii) the aggregate amount of liabilities of the Company and its restricted subsidiaries secured by liens permitted pursuant to the provisions of clause (11) of this paragraph (C)

         shall not at any time exceed an amount equal to 20% of consolidated capitalization.

                 For purposes of this Series B Note, the Company or a restricted subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, capitalized lease or other arrangement pursuant to which title to the property has been retained by or vested in some other person for security purposes and such retention or vesting shall constitute a lien hereunder.

                  (D) Limitations on Guaranties;. The Company will not itself, and will not permit any restricted subsidiary to, guarantee any dividend, or guarantee any obligation or indebtedness, of any other person other than (1) guarantees by the Company of obligations or indebtedness of a restricted subsidiary which such subsidiary shall be authorized to incur pursuant to the provisions of this Note, (2) guaranties incurred in the ordinary course of business of the Company or of a restricted subsidiary, and (3) guarantees by the Company of indebtedness of persons other than restricted subsidiaries to the extent permitted by clause (4) of paragraph (A) of this section 9.

                  (E) Limitation on Investments;. The Company will not itself, and will not permit any restricted subsidiary to, make any investment, or any commitment to make any investment, if, immediately after giving effect to any such proposed investment, (1) the aggregate amount of all investments, including investments made prior to the date of original issue of the Notes (all such investments to be taken at the cost thereof at the time of making such investment without allowance for any subsequent write-offs or appreciation or depreciation thereof, but less any amount repaid or recovered on account of capital or principal), shall exceed 30% of the consolidated tangible net worth of the Company and its restricted subsidiaries, or
         (2) consolidated funded indebtedness shall exceed 55% of consolidated capitalization.

                  (F) Limitation on Dividends;. The Company will not declare or pay, or set apart any funds for the payment of, any dividends (other than dividends payable in common stock of the Company) on any shares of capital stock of any class of the Company, or apply any of its funds, property or assets to, or set apart any funds, property or assets for, the purchase, redemption or other retirement of, or make any other distribution, by reduction of capital or otherwise, in respect of, any shares of capital stock of any class of the Company, unless, immediately after giving effect to such action (a) the Company would be permitted to incur at least $1.00 of additional unsecured funded indebtedness pursuant to the provisions of section 9(A)(3) hereof, and (b) the sum of

                           (1) the amounts declared and paid or payable as, or set apart for, dividends (other than dividends paid or payable in common stock of the Company) on, or distributions (taken at cost to the Company or fair value at time of distribution, whichever is higher) in respect of, all shares of capital stock of all classes of the Company subsequent to December 31, 1994, and

                           (2) the excess, if any, of the amounts applied to, or set apart for, the purchase, redemption or retirement of all shares of capital stock of all classes of the Company subsequent to December 31, 1994, over the sum of (i) such amounts as shall have been received as the net cash proceeds of sales of shares of capital stock of all classes of the Company subsequent to December 31, 1994, plus (ii) the aggregate principal amount of all indebtedness of the Company and its subsidiaries converted into or exchanged for shares of capital stock of the Company subsequent to December 31, 1994, would not be in excess of (x) $30,000,000 plus (or minus in the case of a deficit) (y) the consolidated net income of the Company and its restricted subsidiaries accrued subsequent to December 31, 1994. The foregoing provisions of this paragraph (F) to the contrary notwithstanding (i) the Company may pay any dividend within 90 days of the date of its declaration if, on the date of declaration, such dividend could properly have been paid within the limitations of this paragraph (F), and (ii) the Company may pay regular dividends on or make payments or purchases required to be made at the time when made by the terms of any sinking fund, purchase fund or mandatory redemption requirement in respect of any outstanding shares of preferred stock of the Company originally issued for cash but all amounts so paid or applied pursuant to clauses (i) and (ii) above shall be included in any subsequent computation of restricted payments under this paragraph (F). The Company will not declare any dividend payable more than 90 days after the date of declaration thereof. The Company will not declare any dividend if an event of default under section 12 shall have occurred and be continuing.

                  (G) Limitations on Dispositions of Stock or Indebtedness of Restricted Subsidiaries;. The Company will not sell, assign, transfer or otherwise dispose of (except to a wholly-owned restricted subsidiary) any shares of capital stock of any class of any restricted subsidiary, or any other security of, or any indebtedness owing to it by, any such subsidiary, unless (1) all of the capital stock and other securities and the entire indebtedness of such subsidiary at the time owned by the Company and by all its other restricted subsidiaries shall be sold, assigned, transferred or otherwise disposed of, at the same time, for cash, (2) such subsidiary shall not, at the time of such sale, assignment, transfer or other disposition, own either (a) any shares of capital stock of any class or any other security or any indebtedness of any other restricted subsidiary of the Company which is not being simultaneously disposed of as permitted by this paragraph
         (G) or (b) any indebtedness of the Company, and (3) such sale, assignment or transfer is permitted by paragraph (I) of this section 9.

                  (H) Maintenance of Consolidated Current Assets;. The Company will not permit the consolidated current assets of the Company and its restricted subsidiaries to be at any time less than 140% of consolidated current indebtedness.

                  (I) Limitations on Mergers, Consolidations and Sales of Assets;. The Company will not (1) consolidate with or merge into any other corporation, or permit any other corporation to merge into the Company, unless (a) the surviving or continuing corporation shall be the Company, and (b) no event of default under section 12 shall exist at the time of, or result from, such merger or consolidation, and (c) after giving effect to such consolidation or merger the Company would be permitted to incur at least $1.00 of additional funded indebtedness under the provisions of paragraph (A)(3) of this section 9; or (2) sell, lease, transfer or otherwise dispose of all or any substantial part of its property and assets.

                 For the purposes of this paragraph (I) and clause (5) of paragraph (B) of this section 9, a sale, lease, transfer or disposition of properties or assets of the Company or a restricted subsidiary shall be deemed to be of a "substantial part" thereof only if the fair market value of such properties or assets, when added to the fair market value of all other properties or assets sold, leased, transferred or disposed of by the Company and its restricted subsidiaries, other than (x) in the ordinary course of business, or
         (y) in an approved transaction, during the 365 day period ending on the date of such sale, lease, transfer or disposition exceeds 15% of the consolidated assets of the Company and its restricted subsidiaries determined as of the end of the Company's immediately preceding fiscal year.

                 As used herein, the term "approved transaction" shall mean any sale, lease, transfer or disposition of properties or assets to the extent that the Company shall, within 5 business days of such sale, lease, transfer or disposition, certify in writing to each holder of outstanding Series B Notes that such transaction shall constitute an "approved transaction" for all purposes hereof.

                 The company will, on a date not later than the 365th day after the occurrence of any approved transaction, apply the net after tax proceeds of each approved transaction to either

                           (i) the purchase, acquisition or construction of capital assets which are useful and to be used in the surfactant, polymer, or specialty chemical business of the Company or a restricted subsidiary, or

                          (ii)    the prepayment of unsecured funded
                 indebtedness of the Company, including the concurrent prepayment of Series B Notes pursuant to the provisions of paragraph 4(C) hereof pro rata with all other unsecured funded indebtedness then being prepaid;

         provided, however, that to the extent that, at any time, the fair market value of all properties or assets which were the subject of approved transactions (the net after tax proceeds of which have not theretofore been applied as contemplated in clause (i) or clause (ii) above) exceeds 10% of the consolidated assets of the Company and its restricted subsidiaries, determined as of the end of the fiscal year of the Company immediately preceding any determination hereunder, the Company will, on a date not later than the 30th day after such determination, apply the net after tax proceeds of such excess approved transactions in the manner contemplated in clause (i) or clause (ii) above.

                  (J) Limitations on Sale-and-Leasebacks;. The Company will not itself, and will not permit any restricted subsidiary to, enter into any arrangement, directly or indirectly, with any person whereby the Company or such subsidiary shall sell or transfer any manufacturing plant or equipment owned or acquired by the Company or such subsidiary and then or thereafter rent or lease, as lessee, such property or any part thereof, or other property which the Company or such subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the property being sold or transferred, unless (1) the lease covering such property or other property shall be for a term of not less than three years, and (2) the Company could then incur unsecured funded indebtedness under clause
         (3) of paragraph (A) of this section 9 in an amount not less than the capitalized value of the rentals payable by the Company or such subsidiary, as the case may be, under such lease determined in accordance with good accounting practice.

                  (K) Limitation on Rentals;. The Company will not itself, and will not permit any restricted subsidiary to, enter into, as lessee, or be a party to, any lease of property if, immediately after giving effect to such lease, the aggregate amount of rentals (excluding up to $2,500,000 of tank car rentals incurred during such fiscal year and any rentals payable under capitalized leases or under leases between the Company and any wholly-owned restricted subsidiary or between wholly-owned restricted subsidiaries) for any fiscal year of the Company payable by the Company and its restricted subsidiaries with respect to all such leases shall exceed 5% of consolidated tangible net worth of the Company and its restricted subsidiaries.
         For the purposes of this paragraph (K), the term "rentals," with respect to any lease and for any period, shall mean the aggregate amount payable by the lessee under such lease for such period to the lessor.

                  (L) Transactions with Affiliates;. Notwithstanding any other provision hereof, the Company will not, and will not permit any restricted subsidiary to, directly or indirectly, enter into any transaction with any affiliate of the Company (other than a wholly-owned restricted subsidiary) unless such transaction is in the ordinary course of, and pursuant to the reasonable requirements of, the Company's or such restricted subsidiary's business and is determined by the Board of Directors of the Company to be at least as favorable to the Company or such restricted subsidiary as generally obtainable at the time from persons other than affiliates of the Company in a similar transaction.

                  (M)     Compliance with ERISA;.

                           (1) The Company will not, and will not permit any restricted subsidiary to, permit the aggregate value of all vested benefits under all its employee benefit plans which are employee pension benefit plans to exceed on any valuation date the then current value of the assets of such employee benefit plans allocable to such vested benefits unless the Company could issue additional unsecured funded indebtedness pursuant to section 9(A)(3) in an amount at least equal to the amount by which such vested benefits exceed the current value of the assets of such plans allocable to such vested benefits. All actuarial assumptions and methods used to make each determination required by the preceding sentence shall be reasonable in the aggregate, and shall comply with all requirements of law. All such employee benefit plans shall have annual or more frequent valuation dates.

                      If, on any valuation date, after giving effect to any
                 increase in vested benefits, the value of vested benefits under all employee pension benefit plans maintained by the Company and its restricted subsidiaries exceeds the value of plan assets, the amount of any deficit resulting from an increase in vested benefits subsequent to the immediately preceding valuation date shall be amortized and made up during the twelve-month period following the valuation date as of which such deficit was determined, or on such other basis as is agreed to by the Company and the holder or holders of 51% in aggregate principal amount of all outstanding Notes and the holder or holders of the Notes agree that their approval of any such other basis proposed by the Company shall not be unreasonably withheld. In addition, the Company will make annual contributions in the aggregate sufficient to comply with the Employee Retirement Income Security Act of 1974, as amended ("ERISA") standards as to the funding of employee pension benefit plans. The Company will make an evaluation at least once a year and also after the occurrence of an event resulting in an extension of pension benefits to additional employees or negotiation of labor contracts increasing pension benefits or any other event which the Company should reasonably expect to increase vested benefits.

                           (2) The Company will not, and will not permit any subsidiary to, (a) terminate any of its employee benefit plans so as to result in any material liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA,
                 (b) allow or suffer to exist any material prohibited transaction involving any of such employee benefit plans, (c) incur or suffer to exist any material accumulated funding deficiency, whether or not waived, involving any of such employee benefit plans, or (d) allow or suffer to exist any occurrence of any reportable event, or any other event or condition, which presents a material risk of termination of such employee benefit plans by such Pension Benefit Guaranty Corporation so as to result in a material liability to the Pension Benefit Guaranty Corporation.

                           (3) As used in this paragraph (M), the terms "vested benefits," "employee pension benefit plans," "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Internal Revenue Code Section 4975 and ERISA.

            Section 10. Consents, Waivers and Modifications;. Any term, covenant, agreement or condition of this Series B Note may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the agreement or consent in writing of the holders of at least 51% in aggregate principal amount of all outstanding Series B Notes and 51% in aggregate principal amount of all outstanding Series A Notes; provided, however, that without the agreement or consent in writing of the holders of all outstanding Notes of each series no such amendment or waiver shall (i) change the amount or maturity of any principal of the Notes of either series or any installment or fixed prepayment thereof or change the rate or extend the time of payment of interest on the Notes of either series or reduce the amount of principal thereof or premium with respect thereto or modify any of the provisions of the Notes of either series with respect to the payment or prepayment thereof, (ii) give to any Note of either series any preference over any other Note of either series, (iii) reduce the percentage of holders of Notes of either series required to approve any such amendment or effectuate any such waiver or (iv) change the definition of "change of control" set forth in paragraph 4(D). Any such amendment or waiver shall apply equally to all holders of the Series B Notes and shall be binding upon them, upon each future holder of any Series B Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

            Section 11. Definitions;. For the purposes of this Note, the following terms shall have the following respective meanings, and any accounting terms not defined in this Note shall have the respective meanings given to them in accordance with good accounting practice:

                  (A) The term "affiliate" of any corporation shall mean any person which, directly or indirectly, controls or is controlled by or is under common control with such corporation. For the purposes of this definition, "control" (including the correlative meanings of "controlling," "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

                  (B) The term "assets" of any corporation shall mean, at any date, the gross book value as shown by the books of such corporation in accordance with good accounting practice of all its property, whether real, personal or mixed (exclusive of franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, good will, experimental or organizational expense, leasehold improvements not recoverable at the expiration of a lease, unamortized debt discount and expense, deferred charges and other intangibles and treasury stock), less the sum (without duplication) of (1) all reserves for depreciation, depletion, obsolescence and amortization of its properties (other than properties excluded as hereinabove provided) as shown by the books of such corporation and all other proper reserves which in accordance with good accounting practice should be set aside in connection with the business conducted by such corporation, other than reserves for contingencies not allocated to any particular purpose; and (2) the amount of any write-up subsequent to December 31, 1986 in the book value of any asset owned by such corporation on such date resulting from the revaluation thereof subsequent to such date, or any write-up in excess of the cost of any asset acquired by such corporation subsequent to such date.

                  (C) The term "capitalized lease" shall mean any lease which, in accordance with good accounting practice, is of such a nature that payment obligations of the lessee thereunder shall have been or should be capitalized and shown as liabilities (other than current indebtedness) upon the balance sheet of such lessee.

                  (D) The term "consolidated," when used in respect of the assets, current assets, current indebtedness and funded indebtedness of the Company and its restricted subsidiaries shall mean the aggregate of the assets, current assets, current indebtedness, funded indebtedness, respectively, of the Company and its restricted subsidiaries, after eliminating all intercompany items and all other items which should be eliminated in accordance with good accounting practice; provided, however, in determining consolidated assets, there shall not be included therein any amount on account of the excess of
         (i) the cost of acquisition of shares of any subsidiary over the book value of the assets of such subsidiary attributable to such shares on the books of such subsidiary at the date of acquisition of such shares, or (ii) the book value of the assets of such subsidiary attributable to such shares at the date of such acquisition over the cost of acquisition of such shares.

                  (E) The term "consolidated capitalization" shall mean the sum of (i) consolidated funded indebtedness, plus (ii) consolidated tangible net worth.

                  (F) The term "consolidated balance sheet" shall mean a balance sheet consolidating the accounts of the Company and its restricted subsidiaries prepared, subject to any applicable provisions hereof, in accordance with good accounting practice and after eliminating all intercompany items and all other items which should be eliminated in accordance with good accounting practice.

                  (G) The term "consolidated net current assets" shall mean the amount by which consolidated current assets exceeds consolidated current indebtedness.

                  (H) The term "consolidated net income" shall mean the aggregate of the net income of the Company and its restricted subsidiaries, after eliminating all intercompany items and portions of income properly attributable to minority interest in the stock of such subsidiaries, all computed in accordance with good accounting practice.

                  (I) The term "consolidated tangible net worth" shall mean the aggregate of the tangible net worth of the Company and its restricted subsidiaries, consolidated in accordance with good accounting practice.

                  (J) The term "corporation" shall include corporations, joint stock companies and business trusts.

                  (K) The term "current assets", to the extent permitted by and in all cases as determined in accordance with, good accounting practice, shall include (1) cash on hand or in transit or on deposit in any bank or trust company which has not suspended business; (2) readily marketable securities issued by the United States of America and other readily marketable securities maturing within one year from the date of issuance, taken in total at not more than cost or current market value, whichever is lower; (3) customers' accounts and bills and notes receivable; (4) inventories of raw materials and supplies, of work or materials in process and of finished products, taken in total at not more than cost or current market value, whichever is less; and (5) such other assets including prepaid expenses but not deferred charges as, in accordance with good accounting practice, would be included in "current assets"; all after deduction of adequate reserves in each case where a reserve is proper under good accounting practice; provided, however, that in computing current assets there shall be excluded any assets which are pledged or deposited as security for or for the purpose of paying any obligation which is not included in current indebtedness.

                  (L) The term "current indebtedness" shall mean all indebtedness other than funded indebtedness, and, without limitation, shall include (1) all indebtedness maturing on demand or within one year after the date as of which such determination is made, (2) final maturities and prepayments of indebtedness and sinking fund payments (including, with respect to the Notes, not only (a) fixed prepayments, but also (b) other prepayments on and after the date of notice of prepayment thereof pursuant to section 6) required to be made in respect of any indebtedness within one year after said date, and (3) all other items (including taxes accrued as estimated) which in accordance with good accounting practice would be included as current liabilities.

                  (M) The term "default rate" shall mean the greater of (1) 8.77% per annum, or (2) the prime rate of interest as announced from time to time by The First National Bank of Chicago (or if not so announced by said bank then the prime rate as reported from time to time in the money rate section of The Wall Street Journal).

                  (N) The term "events of default" shall have the meaning specified in section 12.

                  (O) The term "funded indebtedness" shall mean all indebtedness (including capitalized payment obligations under capitalized leases) which by its terms matures more than one year from the date as of which any calculation of funded indebtedness is made. Funded indebtedness shall also include the amount by which vested benefits under employee pension benefit plans exceeds the value of assets of such plans allocable to such vested benefit, if any.

                  (P) The term "good accounting practice" shall mean, as to a particular corporation, such accounting practices as, in the opinion of the independent accountants regularly retained by such corporation, conforms at the time to generally accepted accounting principles.

                  (Q) The term "indebtedness" of any corporation shall mean and include (1) all items which, in accordance with good accounting practice, would be included on the liability side of a balance sheet of such corporation as of the date as of which indebtedness is to be determined, including all capitalized payment obligations created or arising under any capitalized lease, but excluding capital stock, capital, paid-in and earned surplus, surplus reserves which in effect are appropriations of surplus or offsets to asset values (other than all reserves in respect of obligations, the amount, applicability or validity of which is at such date being contested in good faith by such corporation) and deferred credits, (2) indebtedness secured by any mortgage, pledge, security interest or lien existing on property owned subject to such mortgage, pledge, security interest or lien whether or not the indebtedness secured thereby shall have been assumed, (3) all proper accruals for federal and other taxes based on or measured by income or profits, and (4) except for guaranties referred to in clauses (1) and (2) of paragraph (D) of section 9, all indebtedness guaranteed, directly or indirectly, in any manner by such corporation, or in effect guaranteed or supported, directly or indirectly, by such corporation through an agreement, contingent or otherwise, (a) to purchase the indebtedness, (b) to purchase, sell, transport or lease (as lessee or lessor) property or to purchase or sell services at prices or in amounts designed to enable the debtor to make payment of the indebtedness or to assure the owner of the indebtedness against loss, or (c) to supply funds to or in any other manner invest in the debtor; provided, however, that such term shall not mean and include any indebtedness in respect of which moneys sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such indebtedness may be duly called for redemption and payment) shall be deposited with a depositary, agency or trustee in trust for the payment thereof, but only if, in the case of indebtedness to be redeemed prior to the maturity thereof, any notice of redemption required by the terms thereof shall have been duly given or provision satisfactory to the depositary, agent or trustee, as the case may be, shall have been made for the giving of such notice.

                  (R) The term "investment" shall include any investment, in cash or by the delivery of other property (except against receipt of the fair value thereof in cash or in the ordinary course of business), whether by acquisition of stock, securities or other indebtedness, or by loan, advance, capital contribution, transfer of property or otherwise; provided, however, that (1) the acquisition of stock, securities or other indebtedness of, or a loan, advance capital contribution or transfer of property to, a restricted subsidiary (or a corporation which by reason of such transaction will become a restricted subsidiary) by the Company or one of its restricted subsidiaries, or (2) the purchase, acquisition or ownership by the Company or a restricted subsidiary of (a) readily marketable securities issued by states or municipalities within the United States of America or agencies or subdivisions thereof rated "A" or better by any recognized rating agency, (b) direct obligations of, or obligations unconditionally guaranteed by, the United States of America or any agency thereof, (c) commercial paper maturing within not more than 270 days from the date of issuance thereof which is issued by any corporation organized and doing business under the laws of the United States of America or any state thereof and which is rated "Prime 1" by Moody's Investors Service, Inc. or "A-1" by Standard and Poor's Corporation (or comparably rated by such organizations or any successors thereto if the rating system is changed or there are such successors), (d) certificates of deposit issued by any commercial bank organized and doing business under the laws of the United States of America or any state thereof and having
         (x) capital, surplus and undivided profits aggregating more than $50,000,000, and (y) outstanding commercial paper which, at the time of acquisition of such certificates of deposit by the Company or any restricted subsidiary is rated "Prime 1" by Moody's Investors Service, Inc. or "A-1" by Standard and Poor's Corporation (or comparably rated by such organizations or any successors thereto if the rating system is changed or there are any successors), and (e) trade accounts payable to the Company or a restricted subsidiary within six months from the date such liability arose, shall not be deemed an "investment."

                  (S) The term "net income" of any corporation for any fiscal period shall mean the net income (or the net deficit, if expenses and charges exceed revenues and other proper income credits) of such corporation for such period, determined in the following manner:

                           (1) The gross revenues and other proper income credits of such corporation shall be computed for such period in accordance with good accounting practice; provided that in any event there shall not be included in such gross revenues and income credits any write up in the book value of any asset resulting from the revaluation thereof;

                           (2) From the amount of such gross revenues and other proper income credits for such period determined as provided in the preceding clause (1), there shall be deducted an amount equal to the aggregate of all expenses and other proper income charges for such period, determined in accordance with good accounting practice but in any event deducting (without in any respect limiting the generality of the foregoing) the following items: (a) all interest charges;
                 (b) amortization of debt discount and expense and any other amortization of deferred charges properly subject to amortization; (c) provision for all taxes whether in respect of property, income, excess profits or otherwise; (d) provisions for all contingency and other reserves whether general or special; and (e) provision for depreciation, depletion, obsolescence and amortization of the properties of such corporation (including depreciation and amortization of leasehold improvements) in amounts not less than the aggregate amount actually deducted on its books and not less than the aggregate amount claimed (but adjusted for any disallowance) or to be claimed by such corporation for federal income tax purposes for such period; provided, however, that in lieu of accelerated depreciation permitted under the Internal Revenue Code of 1986, as amended, the corporation may at its option provide for depreciation and amortization in amounts based on the normal rates customarily employed by the corporation for identical or similar types of property in the preparation of its audited financial statements, and in such event the corporation shall establish and shall maintain in accordance with good accounting practice an appropriate reserve in respect of any tax savings as a result of charging for tax purposes such accelerated depreciation or accelerated amortization;

         provided that, in determining the amount to be included in clauses (1) and (2) above, (i) any federal tax adjustments for any period prior to January 1, 1995 shall not be a proper charge or credit to income for any period subsequent to that date, and any federal tax adjustment for any period subsequent to December 31, 1994 shall be included as a proper charge or credit to income for the year in which actually received or paid, except to the extent, if any, to which the amount of such latter adjustment is charged to a proper reserve for federal taxes set up out of income for any period subsequent to December 31, 1994; (ii) any adjustments for any period prior to January 1, 1995 resulting from any renegotiation or price redetermination in respect of any Government prime contract, or any subcontract under any Government prime contract, shall not be included as a proper charge or credit to income for any period subsequent to that date, and any such renegotiation or price redetermination adjustment for any period subsequent to December 31, 1994 shall be included as a proper charge or credit to income for the year in which actually received or paid, except to the extent, if any, to which the amount of such adjustment is charged to a proper reserve for renegotiation or price redetermination set up out of income for any period subsequent to December 31, 1994; (iii) any earnings of, and dividends payable to, such corporation in currencies which at the time are blocked against conversion into United States currency shall not be included as a proper charge or credit to income for any period subsequent to December 31, 1994; (iv) any undistributed earnings of, and dividends payable by, unconsolidated subsidiaries or any other person (other than a restricted subsidiary) shall not be included as a proper charge or credit to income for any period subsequent to December 31, 1994; (v) any gains on the sale or other disposition of capital assets and taxes on such excluded gains shall not be included as a proper charge or credit to income for any period subsequent to December 31, 1994; (vi) net earnings and losses of any corporation (other than a subsidiary) substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of acquisition shall not be included as a proper charge or credit to income for any period subsequent to December 31, 1994; (vii) net earnings or losses of any corporation (other than a restricted subsidiary) with which the Company or a restricted subsidiary shall have consolidated or which shall have merged into or with the Company or a restricted subsidiary prior to the date of such consolidation or merger shall not be included as a proper charge or credit to income for any period subsequent to December 31, 1994; and (viii) any portion of the net earnings of any restricted subsidiary which for any reason is unavailable for the payment of dividends to the Company or any other restricted subsidiary shall not be included as a proper credit to income for any period subsequent to December 31, 1994. The term "capital assets" of any corporation as used herein shall include all fixed assets, both tangible (such as land, buildings, machinery and equipment) and intangible (such as patents, copyrights, trademarks, trade names, formulae and good will), and securities.

                  (T) The term "person" shall include any individual, a corporation, a partnership or a government, foreign or domestic, or any agency or political subdivision thereof.

                  (U) The term "restricted subsidiary" shall mean any subsidiary of the Company which (i) is organized under the laws of any state of the United States of America or under the laws of Canada or any province thereof, (ii) has substantially all of its assets located within, and operates substantially within, the United States of America or Canada, (iii) at least 50% of the outstanding voting stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, by one or more of its wholly-owned restricted subsidiaries or by the Company and one or more of its wholly-owned restricted subsidiaries, and (iv) which the Company designates as a restricted subsidiary, by notice to the holders of the Notes in the manner in section 6 provided, at the date on which the Notes shall be originally issued or subsequent to the acquisition of any such subsidiary by the Company; provided, however, that the Company may not designate any subsidiary as a restricted subsidiary unless at the time of such designation, and after giving effect thereto, (a) the Company could become liable for at least $1.00 of additional unsecured funded indebtedness pursuant to clause (3) of paragraph (A) of section 9, and (b) no event of default or event which with the passage of time or giving of notice, or both, would constitute an event of default would exist; and provided further that the Company may not subsequently change the designation of any such subsidiary from restricted subsidiary to unrestricted subsidiary.

                  (V) The term "subsidiary" shall mean, as to a particular parent corporation, any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such parent corporation, by one or more of its subsidiaries or by such parent corporation and one or more of its subsidiaries.

                  (W) The term "tangible net worth" of any corporation shall mean the sum of the amounts set forth on the balance sheet of such corporation, prepared in accordance with good accounting practice and as of any date selected by such corporation not more than 45 days prior to the taking of any action for the purpose of which the determination is being made, which appears as (1) the par or stated value of all outstanding stock, (2) capital, paid-in and earned surplus and (3) deferred taxes and investment tax credits, less the sum of (a) any surplus resulting from any write-up of assets subsequent to December 31, 1994, (b) good will, including any amounts (however designated on such balance sheet) representing the cost of acquisitions of restricted subsidiaries in excess of underlying tangible assets, unless an appraisal of such assets made by a reputable firm of appraisers at the time of acquisition shall indicate sufficient value to cover such excess, (c) any amounts by which investments in persons appearing on the asset side of such balance sheet exceed the lesser of cost or the proportionate share of such corporation in the book value of the assets of such persons, provided that such book value shall be reduced by any amounts representing restrictions on the payment of dividends by such persons pursuant to any law, charter provision, mortgage or indenture or, in lieu of the foregoing, any investment may be carried at its market value if the securities representing such investment are publicly traded, (d) patents, trademarks, copyrights, leasehold improvements not recoverable at the expiration of a lease and deferred charges (including, but not limited to, unamortized debt discount and expense, organization expenses, experimental and development expenses, but excluding prepaid expenses), (e) any amounts at which shares of capital stock of such corporation appear on the asset side of such balance sheet, and (f) any amount of indebtedness not included on the liability side of such balance sheet.

                  (X) The term "unrestricted subsidiary" shall mean any subsidiary other than a restricted subsidiary.

                  (Y) The term "wholly-owned restricted subsidiary" shall mean any restricted subsidiary all of whose outstanding stock of all classes (other than directors' qualifying shares) at the time is owned directly or indirectly by the Company, or by one or more of its wholly-owned restricted subsidiaries or by the Company and one or more of its wholly-owned restricted subsidiaries.

            Section 12. Events of Default and Remedies;. When any event of default (hereinafter defined) described in paragraph (A) below has happened and is continuing, the holder or holders of 25% or more of the principal amount of Series B Notes at the time outstanding may, and when any event of default described in paragraph (B), (C), (F), (G) or (H) below has happened and is continuing, the holder or holders of 51% or more of the principal amount of Series B Notes at the time outstanding may, by written notice to the Company, declare the entire principal and all interest accrued on all Series B Notes to be, and all such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, however, when any event of default described in paragraph (A) below has happened and is continuing with respect to any Series B Note, the holder of such Series B Note may, by written notice to the Company, declare the entire principal and all interest accrued on such Series B Note to be, and such Series B Note shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any event of default described in paragraph (D) or (E) below has occurred, then all outstanding Series B Notes shall immediately become due and payable without presentment, demand or notice of any kind. If the event of default on which any such acceleration or declaration is based is an event of default other than an event of default described in paragraph (D) or (E) below, then in such event, in addition to the amounts required to be paid by the Company in accordance with the foregoing provisions of this section 12, the Company shall also pay, to the extent permitted by law, an amount (as liquidated damages for the loss of the bargain evidenced hereby and not as a penalty) equal to the make whole premium amount described in section 4 above.

         The provisions of this section 12 are subject to the condition that if the principal of, and accrued interest on, all or any outstanding Series B Notes have been declared or become immediately due and payable by reason of the occurrence of any event of default described in paragraphs (A) through (H), below the holders of 66-2/3% in aggregate principal amount of the Series B Notes then outstanding may, by written instrument filed with the Company, rescind and annul such acceleration and the consequences thereof, provided that at the time such acceleration is annulled and rescinded:

                  (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Series B Notes;

                  (b) all arrears of interest upon all the Series B Notes and all other sums payable under the Series B Notes (except any principal, interest or premium on the Series B Notes which has become due and payable solely by reason of such acceleration under this section 12) shall have been duly paid; and

                  (c) each and every other event of default shall have been made good, cured or waived pursuant to section 10 hereof;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent event of default or impair any right consequent thereto.

         The events listed in paragraph (A) through (H) below are called "events of default":

                  (A) default shall be made by the Company (1) in the payment of principal of, or premium, if any, on, any Note when and as the same shall become due and payable, whether at maturity thereof, on a date fixed for prepayment (in this Note or in any notice of prepayment), by acceleration or otherwise, or (2) in the payment of interest on any Note when and as the same shall become due and payable and such default in the payment of interest shall continue for a period of 5 days; or

                  (B) default shall be made in the performance or observance of any covenant, condition or agreement contained in section 9 and such default shall continue for a period of 30 days; or

                  (C) default shall be made in the performance or observance of any other of the covenants, conditions or agreements in this Note set forth or in the Loan Agreement dated as of June 15, 1995 pursuant to which this Note was initially issued and such default shall continue for a period of 30 days after the earlier of (1) the Company becoming aware of such default, and (2) written notice to the Company from the holder of any Note stating the specific default or defaults; or any representation or warranty made by the Company herein or in said Loan Agreement, or furnished in writing in connection with or pursuant to this Note or said Loan Agreement shall be false in any material respect on the date as of which such representation or warranty is made; or

                  (D) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company or any restricted subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for the Company or any such subsidiary under the federal bankruptcy laws, or any other similar applicable federal or state law, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or any restricted subsidiary or a substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or any substantial part of the property of the Company or any restricted subsidiary shall be sequestered or attached and shall not be returned to the possession of the Company or such subsidiary or released from such attachment within 60 days thereafter; or

                  (E) the Company or any restricted subsidiary shall institute proceedings to be adjudged a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under the federal bankruptcy laws, or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall voluntarily suspend transaction of its usual business, or corporate action shall be taken by the Company or any such subsidiary in furtherance of any of the aforesaid purposes; or

                  (F) the Company or any restricted subsidiary fails to make any payment due on any indebtedness having a principal amount greater than $2,500,000 or any event shall occur (other than the mere passage of time) or any condition shall exist in respect of any indebtedness of the Company or any restricted subsidiary, or under any agreement securing or relating to such indebtedness and any such event or condition continues beyond any applicable period of grace, if any, the effect of which is to cause (or permit any holder of such indebtedness or other Security or a trustee to cause) such indebtedness or other Security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

                  (G) final judgment for the payment of money in excess of $250,000 shall be rendered against the Company or any restricted subsidiary and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed; or

                  (H) a change of control (as defined in paragraph 4(D)) shall occur and continue for more than 40 days or a default shall occur in giving notice of any change of control pursuant to the provisions of paragraph 8(K).

         In case any one or more of the events of default specified above in this section 12 shall have happened and be continuing, the holder of this Note may proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or, subject to the first paragraph of this section 12, may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note.

         In case of a default in the payment of any principal of, premium, if any, or interest on, any Note, the Company will pay to the holder thereof such further amount as shall be sufficient to cover the cost and expense of collection, including (without limitation) reasonable attorneys' fees.

            Section 13. No Waiver;. No course of dealing between the Company and the holder hereof or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any rights of any holder hereof, except to the extent expressly waived in writing by the holder hereof.

            Section 14. Loss, Theft, Destruction or Mutilation of Note;. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and of indemnity or security reasonably satisfactory to the Company (or, if this Note shall then be held by an institutional investor, an indemnity agreement therefrom), and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note if mutilated, the Company will make and deliver a new Note of like tenor in lieu of this Note. Any Note made and delivered in accordance with the provisions of this section 14 shall be dated as of the date to which interest has been paid on this Note or, if no interest has theretofore been paid on this Note, then dated the date hereof.

            Section 15. Governing Law;. This Note shall be construed in accordance with and governed by the laws of the State of Illinois.

            Section 16. Successors and Assigns;. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

            Section 17. Headings;. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

         In Witness Whereof, STEPAN COMPANY has caused this Note to be signed in its corporate name by a duly authorized officer and to be dated as of the day and year first above written.


                                         STEPAN COMPANY



                                         By

                                             Its

           1.     Qualification to do Business:
The Company was incorporated in Illinois on January 14, 1940. On March 31, 1959, the Company's state of incorporation was changed from Illinois to Delaware. The Company is duly licensed or qualified and in good standing as a foreign corporation to do business in the states of California, Georgia, Illinois, Massachusetts, Pennsylvania, New York and New Jersey. Such states are the only jurisdictions where the ownership or leasing of property or the nature of business transacted makes such licensing or qualification necessary.

           2. Brief Description of Properties Owned by the Company as of June 15, 1995:

           (A)    NORTHFIELD, ILLINOIS
The Company's administrative and research center is located on eight-acres located in Northbrook, Illinois, 20 miles northwest of downtown Chicago.

           (B)    MILLSDALE (JOLIET), ILLINOIS
The Company's midwest manufacturing facilities are located at Millsdale, Illinois, on 626 acres of land situated on the Illinois Deep Waterway and is served by the main lines of the Santa Fe Railroad and the Illinois Central Gulf Railroad. A high pressure, natural gas pipeline passes through the property immediately adjacent to the Company's property. This plant produces surfactants, phthalic anhydride and urethane foam systems and is the Company's principal production facility.


        The surfactant plant has ethoxylation, esterification, sulfation and sulfonation facilities which, together with numerous reaction and mixing vessels, produce a wide range of products for the surfactant and polymer departments.

           (C)    FIELDSBORO, NEW JERSEY
This facility occupies approximately 39 acres of land with 700 feet of water frontage on the Delaware River and is served by the Camden and Amboy Railroad. This plant manufactures surfactants.

           (D)    ANAHEIM, CALIFORNIA
This plant produces surfactant products and occupies approximately eight acres. The plant is served by the Atchison, Topeka and Santa Fe Railroad.

           (E)    WINDER, GEORGIA
This plant site occupies approximately 162 acres of land. This plant manufactures surfactants. The plant is served by the CSX Railroad.

           (F)    MAYWOOD, NEW JERSEY

The Company's specialty chemicals and flavor products are produced at this plant which is 15 miles west of New York City. The plant, which compromises 19 acres, is served by the New York, Susquehanna and Western Railroad.

           (G)    VOREPPE, FRANCE
The Company owns a 20-acre specialty chemical plant site at this location.

           (H)    MATAMOROS, MEXICO
The Company owns a 13 acre specialty chemical plant at this location.

           3.     Subsidiaries as of June 15, 1995:
The following sets forth all subsidiaries of the Company as of June 15, 1995, the capital stock outstanding and the amount thereof owned by the Company and whether such subsidiaries are consolidated for financial reporting purposes.

                                                                                                SHARES
                                                                      SHARES                   OWNED BY
                                                                    OUTSTANDING                COMPANY                CONSOLIDATED
          Stepan Mexico, S.A. de C.V.                               10,571,000                10,570,014                   Yes

          Stepan Canada Inc.                                             1                        1                        Yes
          Common stock, no par value

          Stepan Europe S.A.,                                          5,400                    5,400                      Yes
          Common Stock, par value 100FF

           4.     Designation of Unrestricted Subsidiaries.
The Company hereby designates, pursuant to paragraph (U) of Section 11 of the Notes, for all purposes of the Notes and of the Loan Agreement dated as of June 15, 1995, that no subsidiary shall be a restricted subsidiary.

           5.     Pending and Threatened Litigation Not Reflected in 10-K.
None.

           6.     Funded Indebtedness Outstanding on June 15, 1995.

                                                                                  CURRENT              FUNDED
LENDER - NOTE                                                PRINCIPAL            PORTION           INDEBTEDNESS

Aid Association For Lutherans
         10.54% Notes due 5/1/99                                 $2,975,500               $1,786,000                $1,189,500
The Mutual Life Insurance
         Company of New York                                      2,261,380                1,357,360                   904,020
         10.54% Notes due 5/1/99
MONY Life Insurance Company of America
         10.54% Notes due 5/1/99                                    714,120                  428,640                   285,480
Aid Association For Lutherans
         9.40% Notes due 8/20/97                                    955,000                  955,000                       -0-
The Northwestern Mutual Life Insurance Company
         9.70% Notes due 8/20/02                                  6,000,000                1,000,000                 5,000,000
Aid Association for Lutherans
         9.52% Notes due 4/1/2001                                 3,571,428                  714,286                 2,857,142
The Mutual Life Insurance Company of New York
         9.52% Notes due 4/1/2001                                 4,285,714                  857,143                 3,428,571
MONY Life Insurance Company of America
         9.52% Notes due 4/1/2001                                 1,428,572                  285,714                 1,142,858
The Mutual Life Insurance Company of New York
         (GIPEN & Co.)                                            1,428,572                  285,714                 1,142,858
         9.52% Notes due 4/1/2001
The Northwestern Mutual Life Insurance Company
         9.70% Notes due 4/1/2006                                10,000,000                        0                10,000,000
Aid Association for Lutherans
         7.22% Notes due 4/1/08                                   5,000,000                        0                 5,000,000


The Mutual Life Insurance
         Company of New York                                      5,000,000                        0                 5,000,000
         7.22% Notes due 4/1/08
The Northwestern Mutual
         Life Insurance Company                                   5,000,000                        0                 5,000,000
         7.22% Notes due 4/1/08
Aid Association for Lutherans
         7.22% Notes due 8/1/08                                   5,000,000                        0                 5,000,000
The Mutual Life Insurance
         Company of New York                                      5,000,000                        0                 5,000,000
         7.22% Notes due 8/1/08
The Northwestern Mutual
         Life Insurance Company                                   5,000,000                        0                 5,000,000
         7.22% Notes due 8/1/08
Unsecured bank debt
         Various maturities                                      42,700,000                        0                42,700,000
                                                               ------------               ----------               -----------
           TOTALS                                              $106,320,286               $7,699,857               $98,650,429
                                                               ============               ==========               ===========